As filed with the Securities and Exchange Commission on February 15, 2002
                                                      Registration No. 333-75952
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

  SLC STUDENT LOAN RECEIVABLES I, INC.          SLC STUDENT LOAN TRUST-I
   (Depositor to the Issuer described             (Issuer of the Notes)
                herein)                  (Exact name of registrant as specified
 (Exact name of registrant as specified             in its charters)
            in its charters)

                Delaware                                Delaware
    (State or other jurisdiction of          (State or other jurisdiction of
     incorporation or organization)          incorporation or organization)

               04-3598719                              04-6959982
            (I.R.S. Employer                        (I.R.S. Employer
          Identification No.)                      Identification No.)
  750 Washington Boulevard, 9th Floor,        c/o Wilmington Trust Company
           Stamford, CT 06901                      Rodney Square North
             (203) 975-6923                     1100 North Market Street
   (Address, including ZIP code, and          Wilmington, Delaware 19890-0001
           telephone number,                         (203) 975-6112
  including area code, of registrant's      (Address, including ZIP code, and
      principal executive offices)                  telephone number,
                                           including area code, of registrant's
                                              principal executive offices)

                                 Steven J. Gorey
                             Chief Financial Officer
                      SLC Student Loan Receivables I, Inc.
             750 Washington Boulevard, 9th Floor, Stamford, CT 06901
                                 (203) 975-6923
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                                   COPIES TO:

                                              Richard L. Fried, Esq.
      Malcolm P. Wattman, Esq.            Stroock & Stroock & Lavan LLP
    Cadwalader, Wickersham & Taft                180 Maiden Lane
           100 Maiden Lane                  New York, New York, 10038
      New York, New York, 10038

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
 TITLE OF EACH                     PROPOSED
    CLASS OF                        MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF
 SECURITIES TO    AMOUNT TO BE  OFFERING PRICE      AGGREGATE      REGISTRATION
 BE REGISTERED   REGISTERED(2)     PER UNIT     OFFERING PRICE(3)     FEE(4)
================================================================================
    Notes(1)     $3,000,000,000      100%        $3,000,000,000      $276,000
================================================================================

(1) This Registration Statement includes an indeterminate amount of notes that may be offered or sold in connection with market making activities by affiliates of the registrants.

(2) The amount of securities being registered represents the maximum aggregate principal amount of securities currently expected to be offered for sale.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(4)   $239 of this amount was previously paid.

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained herein is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus supplement and prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any state in which such offer is not permitted.


                  SUBJECT TO COMPLETION, Dated February 15, 2002

PROSPECTUS SUPPLEMENT
(To prospectus dated February __, 2002)

                                 $______________
                         STUDENT LOAN ASSET-BACKED NOTES
                                   SERIES ____

                            SLC STUDENT LOAN TRUST-I
                                     ISSUER

                      SLC STUDENT LOAN RECEIVABLES I, INC.
                                    DEPOSITOR

                          THE STUDENT LOAN CORPORATION
                               SELLER AND SERVICER

            We are offering our notes in the following _____ classes:

===================================================================================
            ORIGINAL    [INITIAL]                PRICE TO
           PRINCIPAL    INTEREST    FINAL LEGAL  PUBLIC    UNDERWRITING PROCEEDS TO
  CLASS      AMOUNT       RATE       MATURITY      [(1)]     DISCOUNT    ISSUER(2)
-----------------------------------------------------------------------------------
              $                                                            $
-----------------------------------------------------------------------------------
Total
===================================================================================

[(1)  Plus accrued interest, if any, from ____ 200_]

 (2) The proceeds to issuer before deducting expenses are estimated to be $__________

   The notes:

      o     will be secured by student loans

      o     will be rated _____ by ___________ and _________________.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Affiliates of the issuer expect to enter into market making transactions in the offered notes and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by the affiliates of the issuer in connection with these transactions.

      The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about ______ __, ____.


                             [SALOMON SMITH BARNEY]

                                ___________, ____

      YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 OF THE PROSPECTUS.

      THESE NOTES ARE ASSET BACKED SECURITIES ISSUED BY A TRUST. THE NOTES ARE NOT OBLIGATIONS OF SLC STUDENT LOAN RECEIVABLES I, INC., THE DEPOSITOR OR ANY OF THEIR AFFILIATES. [THE [SERIES ___] [CLASS ___] NOTES ARE INSURED AS TO TIMELY PAYMENTS OF PRINCIPAL AND INTEREST BY [NOTE INSURER]]. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary....................................................................S-1
The Seller.................................................................S-7
[Previously Issued Notes]..................................................S-7
Credit Enhancement.........................................................S-8
Information Relating to the Guarantee Agencies............................S-16
Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................S-20
Special Note Regarding Forward Looking Statements.........................S-20
Plan of Distribution......................................................S-20
Legal Matters.............................................................S-21
Annex I


                                   PROSPECTUS
About This Prospectus......................................................iii
Summary Of The Offering......................................................1
Risk Factors.................................................................6
Special Note Regarding Forward Looking Statements...........................11
Description Of The Notes....................................................11
Security And Sources Of Payment For The Notes...............................17
Book-Entry Registration.....................................................19
Additional Notes And Other Borrowings.......................................23
Summary Of The Indenture Provisions.........................................23
Description Of Credit Enhancement...........................................33
The Student Loan Program Of SLC Student Loan Trust-I........................34
Description Of The Federal Family Education Loan Program....................42
Description Of The Guarantee Agencies.......................................52
Material U.S. Federal Income Tax Considerations.............................57
Erisa Considerations........................................................60
Plan Of Distribution........................................................61
Legal Matters...............................................................62
Ratings.....................................................................62
Incorporation Of Documents By Reference; Where To Find More Information.....63
Glossary Of Terms...........................................................63


                           [END OF INSIDE FRONT COVER]

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

      Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Defined Terms" beginning on page 66 in the accompanying prospectus.

                                     SUMMARY

      o The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

      o Before deciding to purchase the notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

      o This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Information" in the prospectus.

GENERAL

      o The notes will be issued pursuant to an indenture of trust and will be [senior] [subordinate] [junior-subordinate] notes having the rights described in the prospectus. We will issue the class __-___ and class ___-___ notes in minimum denominations of $_______ or any integral multiple of $_______ [and we will issue the class ___-___ notes and the class ___-___ notes in minimum denominations of $________ or any integral multiple of $________.] We will use the proceeds from the sale of the notes to purchase a portfolio of student loans, to make a deposit to the Reserve Fund and to pay costs of issuing the notes.

      o [We have previously issued other classes of notes and have similarly used the proceeds we received to purchase student loans. All of those student loans previously acquired, along with the student loans we purchase with] [The] proceeds of the notes being offered by this prospectus supplement, are pledged to a trustee to secure repayment of all of the notes issued under the indenture. The composition of this common pool of collateral will change over time as loans are repaid and new loans are added.

      o The sole source of funds for payment of all of the notes issued under the indenture is the student loans and investments that we pledge to the trustee and the payments that we receive on those student loans and investments. The trustee may release funds to us if the value of the student loans and other assets in the trust estate exceeds [__]% of the principal balance of the outstanding notes and if such excess is at least $[____].

CUT-OFF DATE


      o _____ _, 200_, for the initial student loans and for each additional student loan, the date on which such loan is transferred to the trust. The trust will receive payments made on a student loan on and after its cut-off date.

      o The information presented in this prospectus supplement relating to the student loans is as of ____ _, 200_, which we refer to as the statistical cut-off date. The depositor believes that the information set forth in this prospectus supplement with respect to the student loans as of the statistical cut-off date is representative of the characteristics of the student loans as they will exist at the date of issuance of the notes, although certain characteristics of the student loans may vary. We refer to the date of issuance of the notes as the closing date.

[PRINCIPAL PARTIES]

   Issuer:

   o   SLC Student Loan Trust-I

   Depositor:

   o   SLC Student Loan Receivables I, Inc.

   Seller and Servicer:

   o   The Student Loan Corporation

   [Sub-Servicer:]

   o   [Name of subservicer]

   Administrator:

   o   The Student Loan Corporation

   Indenture Trustee:

   o   Bankers Trust Company

   Eligible Lender Trustee:

   o   Bankers Trust Company

   Owner Trustee:

   o   Wilmington Trust Company

   [Auction Agent]

   o   [Name of Auction Agent]

   Calculation Agent:

   o   [Name of calculation agent]

   [Swap Counterparty:]

   o   [Name of Counterparty]

ADDITIONAL FUNDINGS

   [Description of additional fundings]

FINAL MATURITY

   [The class __-__ notes and the class __-__ notes will have the following maturity dates:

   class______          ______ __, 20__

   class ______         ______ __, 20__]

INTEREST RATES

[FIXED RATE NOTES]

   [The class __-__ notes and the class __-__ notes will bear interest at the following rates per annum:

   class ______ - ___%
   class ______ - ___%]

[AUCTION RATE SECURITIES]

                                               INITIAL         INITIAL RATE
                           INITIAL             AUCTION          ADJUSTMENT
                            RATE                DATE               DATE
-----------------          -------             -------         ------------
class __-__
class __-__

      [For each auction period, the interest rate for the class ___-___ notes and the class ___-___ notes will equal the least of:

      o the rate determined pursuant to the auction procedures described in the accompanying prospectus under "Description of Notes - Auction Rate Securities"

      o     a maximum rate defined in the indenture as the least of:

            the LIBOR rate for a comparable period plus a margin ranging from 1.50% to 2.50% depending upon the ratings of the notes,

            18%, or

            the maximum rate permitted by law; and

      o     a net loan rate, defined in the indenture to mean the greater of:

            the interest rate on specified Commercial Paper Rate (90-day) plus a 0.70%, or the weighted average interest rate on our student loans less our program expense percentage. This percentage, which is currently [___]%, is determined by us and equals our estimated annual expenses divided by the outstanding principal balance of all our loans.]

      [After the initial auction period, the period between auctions for the class __-__ notes and class __-__ notes will generally be __ days. We may change the length of the auction period for any class of auction rate securities as described in the prospectus under the heading "Description of the Notes-Auction Rate Securities."]

[LIBOR RATE NOTES]

                      INITIAL INTEREST      INITIAL LIBOR          INITIAL
                        PAYMENT DATE       RATE BASED RATE     INTEREST PERIOD
-----------------     ----------------     ---------------     ---------------
class __-__
class __-__

For each subsequent interest period, the class ___-___ notes and class ___-___ notes will bear interest at a per annum rate equal to:

      o [three] month LIBOR rate plus _____%, subject to an interest rate cap. See "Description of the Notes-LIBOR rate notes" in the prospectus.

INTEREST PAYMENTS

      o [On each payment date, we will pay the holders of each class of fixed rate notes interest calculated at the respective interest rates listed on the cover page. We will calculate interest on the basis of a 360-day year consisting of twelve 30-day months. For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be the preceding calendar month.]

      o [On the first business day after each auction period for a class of auction rate securities, we will pay the holders of those auction rate securities the interest accrued on their notes during the preceding auction period at the applicable interest rate. We will calculate interest on the basis of a 360-day year and the actual number of days elapsed during the related auction period.] For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be the [preceding auction period.]

      o [On [the first business day of each month, commencing _________ __, ____,] [each _____, ____, ____, ___, ____, ___ and ____, __] we will pay the holders of the LIBOR rate class __- __ notes and class __-__ notes the interest accrued on their notes during the preceding interest accrual period at the applicable interest rate. We will calculate interest on the basis of a 360- day [365-day] year consisting of twelve 30-day months.] For the interest payment due ______ __, ____, the interest accrual period begins on ______ __,
            ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be [three] months.]

PRINCIPAL REDEMPTIONS

      Although no installments of principal are due on the notes prior to their final maturity, they are subject to redemption as follows:

      o We will redeem notes with the principal payments that we receive on the student loans.

      o At anytime when [the principal balance of the student loans is less than [100.5%] of the principal balance of the outstanding notes] we will use that portion of interest payments received on the student loans which is not needed to pay interest on the notes and to pay our expenses to redeem notes. Thereafter, we may, at our option, continue to use that portion of interest received on the student loans to redeem notes.

      o On _______ _, 20__, we will redeem notes with the remaining proceeds deposited in the Acquisition Fund on the issue date.

      o We may also redeem all outstanding notes when the aggregate outstanding principal balance of all of our notes is 10% or less of the aggregate initial principal balance of all of the notes issued under the indenture.

      We cannot predict when the notes offered by this prospectus supplement will be redeemed. However, they will be paid in full by ________ __, 20__.

      The redemption price for notes to be redeemed will be the principal balance of the notes plus accrued interest to the date of redemption, any carry-over amounts and interest on the carry-over amounts.

      We will redeem all Class A notes before any Class B notes are redeemed and we will redeem all Class B notes before any Class C notes are redeemed [provided, however, at any time when the ratio of our assets to our liabilities exceeds [ ] we may redeem Class C notes prior to redeeming Class A notes or Class B notes and when our ratio exceeds [ ] we may redeem Class B notes prior to redeeming Class A notes.] These percentages may be lowered with the consent of the rating agencies rating our notes.

      See the discussion under "Description of the Notes" in the prospectus for a more complete discussion of how we will pay your notes.

ACQUISITION OF OUR STUDENT LOAN PORTFOLIO

      The funding period begins on the closing date and ends no later than _____ _, 200_, or such later date not exceeding one year from the closing date that may be consented to by the rating agencies rating our notes. During the funding period, the trust will continue to acquire student loans originated under the Federal Family Education Loan Program using funds on deposit in the Acquisition Fund. The Acquisition Fund will be created by the depositor on the closing date and held by the indenture trustee. On the closing date, the depositor will use a portion of the proceeds of the sale of the notes to make a deposit of $[____], or [__]% of the initial principal amount of the notes, into the Acquisition Fund. Amounts in the Acquisition Fund will be used by the trust to purchase from time to time student loans from the depositor and to redeem notes in accordance with any supplement indentures.

CHARACTERISTICS OF OUR STUDENT LOAN PORTFOLIO

      The portfolio of student loans [that we currently own and] that we expect to acquire with the proceeds of the notes is described below under "Characteristics of our Student Loans" in this prospectus supplement.

[DEFINITIVE NOTES]

      [The [designate classes] notes will be evidenced by definitive notes registered in the name or names of the holders of those notes or their nominee.]

BOOK-ENTRY REGISTRATION

      We expect that the notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

      [Cadwalader, Wickersham & Taft] will deliver an opinion that for federal income tax purposes, the notes will be treated as our indebtedness. You will be required to include in your income interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

      If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in the prospectus.

                                  RISK FACTORS

      The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

OUR ASSETS MAY NOT BE SUFFICIENT TO PAY OUR NOTES

      On the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for the notes will be [__]% less than the aggregate principal balance of all our notes outstanding under the indenture. In addition, the price we pay for additional student loans that we acquire during the funding period may exceed the principal balance of those loans. As a result, if an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes and this would affect our [Class C notes before affecting our Class B notes and this would affect our] Class B notes before affecting our Class A notes.


THE ACQUISITION OF ADDITIONAL STUDENT LOANS AFTER THE CLOSING DATE MAY CAUSE THE
     CHARACTERISTICS OF THE STUDENT LOANS TO DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT

      Following the transfer of additional student loans to the trust after the closing date, the characteristics of the student loans may differ significantly from the information as of the statistical cut-off date presented in this prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan pool, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term. Student loans may be added to the trust with the proceeds of the issuance of additional notes by the trust and by the use of funds remaining in the Acquisition Fund after the closing date.

THE CONCENTRATION OF THE STUDENT LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY
     INCREASE YOUR RISK OF LOSS

      Economic conditions in the states where obligors reside may affect the delinquency, loan loss and recovery experience with respect to the student loans. As of the statistical cut-off date, [_]% of the borrowers (by outstanding principal balance of the student loans as of the statistical cut-off date) under the student loans were recorded as being located in New York.

      Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the borrowers in New York, any adverse economic conditions in New York may have a greater effect on the performance of the notes than if this concentration did not exist.

[THE BASIS RISK ASSOCIATED WITH THE NOTES MAY RESULT IN SHORTFALLS IF THE SWAP
     COUNTERPARTY DEFAULTS

   The trust will enter into a swap agreement intended to mitigate the basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the student loans and those of the notes adjust on the basis of different indices. If a payment is due to the trust under the swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and shortfalls in the payment of interest on the notes could result.]

THE EVENTS OF SEPTEMBER 11, 2001 MAY RESULT IN DELAYED PAYMENTS FROM BORROWERS
    CALLED TO ACTIVE MILITARY SERVICE

      The Soldiers' and Sailors' Civil Relief Act of 1940, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to the terrorist attacks on September 11, 2001 is expected to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

      The Soldiers' and Sailors' Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

      The United States Department of Education has issued guidelines recently that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty. Further, if a borrower is in default on a Federal Family Education Loan Program Loan, the applicable guarantee agency must, upon being notified that the borrower has been called to active duty, cease all collection activities for the expected period of the borrower's military service, through September 14, 2002, unless the United States Department of Education provides guidance extending this period.

      We do not know how many student loans have been or may be affected by the application of the Soldiers' and Sailors' Civil Relief Act of 1940 and the United States Department of Education's recent guidelines.


                                   THE SELLER

      We expect to use the proceeds of the notes being offered by this prospectus supplement to purchase a portfolio of student loans having a principal balance of approximately $__________ from The Student Loan Corporation.

      The Student Loan Corporation has made representations and warranties with respect to the student loans that we will purchase and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Program of SLC Student Loan Trust-I" in the prospectus.


                            [PREVIOUSLY ISSUED NOTES]

   [Information concerning each outstanding series and class of notes that we have previously issued under the indenture is provided below. The student loans and other assets pledged to the trustee will serve as collateral for the outstanding notes and any additional notes that we may issue under the indenture in the future, as well as the notes being offered by means of this prospectus supplement.

                                                OUTSTANDING
                                      ORIGINAL    PRINCIPAL
                                     PRINCIPAL     AMOUNT     INTEREST  MATURITY
   SERIES     CLASS    DATE ISSUED    AMOUNT    (AS OF ,   ) RATE/MODE   DATE
   ------     -----    -----------   ---------  -----------  ---------  --------


      We have paid in full all scheduled principal and interest due and payable on each series of notes specified above. As of ___________________, the student loans that are in repayment and pledged to the trustee as collateral for the outstanding notes had delinquencies as follows:

      o     $___________________ was 30 to 60 days delinquent;

      o     $___________________ was 61 to 90 days delinquent;

      o     $___________________ was 91 to 120 days delinquent;

      o     $___________________ was 121 to 180 days delinquent; and

      o     $___________________ was 181 to 240 days delinquent.

      As of ___________________, there were $___________________ of our student loans in claim status with a guarantee agency.

      [As of ___________________, the cumulative amount of net losses of principal balance of the student loans experienced by SLC Student Loan Trust-I was $___________________.]

      [The following fees are payable annually with respect to the notes previously issued:

                                              MAINTENANCE
                                                  AND      BROKER  CALCULATION
         TRUSTEE  SERVICING  ADMINISTRATION     AUCTION    DEALER     AGENT     OPERATING
 SERIES    FEE      FEE            FEE            FEES      FEES       FEES     EXPENSES
 ------  -------  ---------  --------------   -----------  ------  -----------  ---------

    [We have paid in full all fees and expenses due and payable on each series specified above.]


                               CREDIT ENHANCEMENT

[NOTE INSURANCE]

      [We will obtain note insurance for the [class __ notes] which will insure timely payments of interest and ultimate payments of principal. Principal payments will be insured by the insurance provider on the following basis:

                               [Describe terms of insurance]

      The amount of the note insurance will be [____]% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the note insurance policy on any subsequent interest payment date will be [the initial amount minus the sum of all of the prior claims under the policy] [[____]% of the then existing principal amount of the [class __ notes] [student loans]].

      The insurance provider is [name of note insurance provider] [which is a member of [name of insurance group]. The claims paying ability of the [name of insurance provider] [name of insurance group] is rated "____" by the [name of rating agency]]. The address of the insurance provider is [address].]

RESERVE FUND

      [The Reserve Fund is currently funded in an amount equal to $_______.]We will make a deposit to the Reserve Fund on the date the notes are issued in an amount equal to $_______.] If funds available in the Revenue Fund are not sufficient to make payments when due, moneys in the Reserve Fund may be used to pay amounts due and payable to noteholders. Money withdrawn from the Reserve Fund will be restored to the required minimum balance through transfers from the Revenue Fund or the Acquisition Fund as directed by us and as available [up to the maximum transfer amount of $____]. [The required minimum balance in the Reserve Fund is $_________.] We may withdraw from the Reserve Fund, free from the lien of the indenture, an amount equal to $___ less amounts used to fund additional student loans added to our Federal Consolidated Loans within 180 days after the last date any of our Federal Consolidated Loans were made.

[INTEREST RATE SWAP]

      [We have entered into an interest rate swap agreement with [insert name of the swap counterparty]. The interest rate swap will terminate on the _____ payment date. We will owe the swap counterparty a net swap payment when [the weighted average discount rate on 91 day United States Treasury Bills plus a specified percentage is greater than % of the three month LIBOR]. The swap counterparty will owe us a net swap receipt when [the three month LIBOR is greater than ____% of the weighted average discount rate on the 91 day United States Treasury Bills plus a specified percentage]. The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described above and the interest rate swap's scheduled notional amount.]

      [The scheduled notional amount for any [quarterly] payment date is set forth in Exhibit __ to this prospectus supplement. We expect the scheduled notional amount for any [quarterly] payment date to equal approximately [__]% of the then outstanding principal balance of the class ___ notes.]

      [While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that the rate of interest on the notes will be determined by the applicable interest rate cap.]

      [Insert Description of Interest Rate Swap Party]

[LETTER OF CREDIT]

      [We will obtain an irrevocable [standby] [direct pay] letter of credit from [name of bank]. The letter of credit will protect [class __] noteholders against losses on student loans to the maximum of the stated amount of the letter of credit. The initial letter of credit will expire no earlier than
__________.

      The initial amount of the letter of credit will be [__]% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the letter of credit on any interest payment date will be equal to this initial amount minus the sum of all of the prior draws under the letter of credit to cover any shortfall in the amounts payable to the [class __] noteholders [and the class __ noteholders].

      We will be required to renew or replace the letter of credit before its expiration until the [designate class] notes are no longer outstanding. If we do not renew or replace a letter of credit before the expiration of the then existing letter of credit, the trustee will draw under the letter of credit an amount equal to the full amount available under the indenture and will transfer those funds to a separate trust fund. Thereafter, the [trustee] will be entitled to withdraw those funds on each interest payment date if and to the extent draws would have been required under the letter of credit.

      [The long-term debt of the bank issuing the letter of credit is rated "____" by [name of rating agency] [and "____" by [name of rating agency]]. For the year ended [end of fiscal year], the issuing bank reported total assets of $__________, total deposits of $__________ and total capital and reserves of $__________. Upon request to [name of issuing bank], a copy of the annual report of [name of issuing bank] may be obtained [without charge] from [name of issuing bank] at [address].]

SUBORDINATED NOTES

      The rights of the Class B noteholders [and the Class C noteholders] to receive payments of interest and principal are subordinated to the rights of the Class A noteholders to receive payments. [The rights of the Class C noteholder to receive payments of interest and principal are subordinated to the rights of the Class A noteholders and the Class B noteholders.] This subordination is intended to enhance the likelihood of regular receipt by the Class A noteholders[, and secondarily, the Class B noteholders,] of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A noteholders[, and secondarily, the Class B noteholders,] against losses.

      Class A noteholders have a preferential right to receive, before any distributions to Class B noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of Class B notes. [The Class B notes are then entitled to the available amounts, if any, remaining in the trust estate.] [The Class B noteholders have a preferential right to receive, before any distributions to the Class C noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that otherwise would have been payable to the holders of the Class C notes. The Class C notes are then entitled to the available amounts, if any, remaining in the trust estate.] See "Description of Credit Enhancement-Subordinate Notes" in the prospectus.

[SURETY BONDS]

      [We will obtain a surety bond in the amount of $________ with respect to the notes in favor of the trustee solely on behalf of the holders of the [class __] notes. The surety bond will provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related class ___ notes. We will pay $________ to the issuer of the surety bond.]

      [Description of the issuer of the surety bond including its summary financials to be provided.]

                                 USE OF PROCEEDS

      We expect that approximately $___________ of the proceeds deposited to the Acquisition Fund will be used on the issue date to acquire a portfolio of student loans. See "The Seller" in this prospectus supplement. [The remaining proceeds deposited to the Acquisition Fund are expected to be used to acquire portfolios of student loans prior to _________, ____.]

                      CHARACTERISTICS OF OUR STUDENT LOANS

      [We have previously acquired student loans.] The pool of student loans beneficially owned by the trust will include the student loans [previously acquired, the student loans] to be acquired by the trust on the closing date and the additional student loans which will be acquired by the trust from time to time after the closing date.

      The depositor will purchase the student loans from The Student Loan Corporation under a loan sale and contribution agreement and will transfer the student loans to the trust. No selection procedures believed by The Student Loan Corporation to be adverse to the noteholders were used or will be used in selecting the student loans, except as otherwise described in the accompanying prospectus under "The Student Loan Program Of SLC Student Loan Trust-I." Following the transfer of additional student loans to the trust, the aggregate characteristics of the entire pool of the student loans, including the composition of the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the initial student loans as of the statistical cut-off date.

      In addition, the distribution by weighted average interest rate applicable to the student loans on any date following the statistical cut-off date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the student loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the student loans as of the cut-off date may vary significantly from the actual term to maturity of any of the student loans as a result of the granting of deferral and forbearance periods with respect thereto.

      The information presented in this prospectus supplement relating to the student loans is as of ____ _, 200_, the "statistical cut-off date". The depositor believes that the information set forth herein with respect to the student loans as of the statistical cut-off date is representative of the characteristics of the student loans as they will be constituted at the closing date, although certain characteristics of the student loans may vary.

      Set forth below in the following tables is a description of certain characteristics of the student loans as of statistical cut-off date. The aggregate outstanding principal balance of the loans in the following tables includes net principal balances due from borrowers and excludes all accrued interest, including accrued interest to be capitalized upon commencement of repayment, due from borrowers. Total borrower accrued interest, including interest to be capitalized upon commencement of repayment, as of the statistical cut-off date is $[____]. The percentages set forth in the tables below may not always add to 100% due to rounding.

                    COMPOSITION OF OUR STUDENT LOAN PORTFOLIO
                       AS OF THE STATISTICAL CUT-OFF DATE

Aggregate outstanding principal balance.................       $
Number of borrowers.....................................
Average outstanding principal balance per borrower......       $
Number of loans.........................................
Average outstanding principal balance per loan..........       $
Weighted average annual interest rate...................               %
Approximate weighted average remaining term (months)
(does not include school, grace, deferment, forbearance
or claims) [(1)]........................................
Weighted average remaining term (months) [(2)]..........
------------------
[(1) Determined from the date of origination or the statistical cut-off date, as the case may be, to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the prospectus.]

[(2)Determined using the interest rates applicable to the student loans as of the statistical cut-off date. However, because some of the student loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the student loans at any time after the statistical cut-off date. See "Federal Family Education Loan Program" in the prospectus.]

                 DISTRIBUTION OF OUR STUDENT LOANS BY LOAN TYPE
                       AS OF THE STATISTICAL CUT-OFF DATE

                                             OUTSTANDING      PERCENT OF LOANS
                          NUMBER OF           PRINCIPAL        BY OUTSTANDING
     LOAN TYPES             LOANS              BALANCE             BALANCE
-----------------------   ---------          -----------      ----------------
Consolidated                                 $                           %
PLUS
Stafford - Subsidized
Stafford - Unsubsidized                                               .
                          ---------          -----------      ----------------
  Total                                      $                     100.00%
                          =========          ===========      ================


                      DISTRIBUTION OF OUR STUDENT LOANS BY
                INTEREST RATE AS OF THE STATISTICAL CUT-OFF DATE

                                             OUTSTANDING      PERCENT OF LOANS
                          NUMBER OF           PRINCIPAL        BY OUTSTANDING
   INTEREST RATE            LOANS              BALANCE             BALANCE
-----------------------   ---------          -----------      ----------------

                                             $                          %



  Total                                      $                     100.00%
                          =========          ===========      ================


                DISTRIBUTION OF OUR STUDENT LOANS BY SCHOOL TYPE
                       AS OF THE STATISTICAL CUT-OFF DATE

                                             OUTSTANDING      PERCENT OF LOANS
       SCHOOL             NUMBER OF           PRINCIPAL        BY OUTSTANDING
        TYPE                LOANS              BALANCE             BALANCE
-----------------------   ---------          -----------      ----------------

2-Year Institution                           $                           %
4-Year Institution
Proprietary
Unknown
  Total                                      $                     100.00%
                          =========          ===========      ================

               DISTRIBUTION OF OUR STUDENT LOANS BY REMAINING TERM
            TO SCHEDULED MATURITY AS OF THE STATISTICAL CUT-OFF DATE

                                             PERCENT OF
                                           INITIAL STUDENT
  NUMBER OF MONTHS        AGGREGATE           LOANS BY
    REMAINING TO         OUTSTANDING         OUTSTANDING
 SCHEDULED MATURITY   PRINCIPAL BALANCE   PRINCIPAL BALANCE    NUMBER OF LOANS
 ------------------   -----------------   -----------------    ---------------
Less than 25              $                          %

25 to 36

37 to 48

49 to 60

61 to 72

73 to 84

85 to 96

97 to 108

109 to 120

121 to 132

133 to 144

145 to 156

157 to 168

169 to 180

181 to 192

193 and above

Total                     $                          %
                          =============      ==============    ===============

              DISTRIBUTION OF OUR STUDENT LOANS BY BORROWER PAYMENT
                    STATUS AS OF THE STATISTICAL CUT-OFF DATE

                                             OUTSTANDING      PERCENT OF LOANS
      BORROWER            NUMBER OF           PRINCIPAL        BY OUTSTANDING
   PAYMENT STATUS           LOANS              BALANCE             BALANCE
   --------------         ---------          -----------      ----------------

School                                       $                            %
Grace
Deferment
Forbearance
Claim
Repayment
  First Year
   Repayment
  Second Year
   Repayment
  Third Year
   Repayment
  More than 3 years
  Total                                      $                      100.00%
                          =========          ==============   ================


                  GEOGRAPHIC DISTRIBUTION OF OUR STUDENT LOANS
                       AS OF THE STATISTICAL CUT-OFF DATE

      The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                             OUTSTANDING      PERCENT OF LOANS
                          NUMBER OF           PRINCIPAL        BY OUTSTANDING
      LOCATION              LOANS              BALANCE             BALANCE
--------------------      ---------          -----------      ----------------
Alabama
Alaska
American Samoa
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Foreign Country
Georgia
Guam
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan

                                           OUTSTANDING        PERCENT OF LOANS
                          NUMBER OF         PRINCIPAL          BY OUTSTANDING
      LOCATION              LOANS            BALANCE               BALANCE
--------------------      ---------        -----------        ----------------
Military (Atlantic)
Military (Europe)
Military (Pacific)
Minnesota
Mississippi
Missouri
Montana
Northern
Mariana Islands
North Carolina
North Dakota
Nebraska Nevada
New Hampshire
New Jersey
New Mexico
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Virgin Islands
Vermont
Washington
West Virginia
Wisconsin
Wyoming
Other
                          ---------        -----------      ------------------
Total                                      $                      100.00
                          =========        ===========      ==================


           [DISTRIBUTION OF OUR STUDENT LOANS BY DATE OF DISBURSEMENT
                       AS OF THE STATISTICAL CUT-OFF DATE

                                             OUTSTANDING      PERCENT OF LOANS
     DISBURSEMENT          NUMBER OF          PRINCIPAL        BY OUTSTANDING
         DATE                LOANS             BALANCE             BALANCE
--------------------       ---------         -----------      ----------------
Pre-October, 1993                            $                          %
October 1, 1993 and
  thereafter
  Total                                      $                    100.00   ]
                                             ===========      ================

             DISTRIBUTION OF OUR STUDENT LOANS BY THE NUMBER OF DAYS
                OF DELINQUENCY AS OF THE STATISTICAL CUT-OFF DATE

                                         PERCENT OF STUDENT
                          AGGREGATE           LOANS BY
                         OUTSTANDING         OUTSTANDING
DAYS DELINQUENT       PRINCIPAL BALANCE   PRINCIPAL BALANCE    NUMBER OF LOANS
---------------       -----------------   -----------------    ---------------
0 - 30
31 - 60
61 - 90
91 - 120
121 - 150
151 - 180
181 - 220

  Total                                                            100.00%
                      =================   =================    ===============


              DISTRIBUTION OF OUR STUDENT LOANS BY GUARANTEE AGENCY
                       AS OF THE STATISTICAL CUT-OFF DATE

                                             OUTSTANDING      PERCENT OF LOANS
     GUARANTEE            NUMBER OF           PRINCIPAL        BY OUTSTANDING
       AGENCY               LOANS              BALANCE             BALANCE
     ---------            ---------          -----------      ----------------






             DISTRIBUTION OF OUR STUDENT LOANS BY RANGE OF PRINCIPAL
                   BALANCE AS OF THE STATISTICAL CUT-OFF DATE


                                                OUTSTANDING     PERCENT OF LOANS
                              NUMBER OF          PRINCIPAL       BY OUTSTANDING
 PRINCIPAL BALANCE RANGE      BORROWERS           BALANCE            BALANCE
 -----------------------      ---------         -----------     ----------------
Less than $500                                  $                          %
$500      - $999.00
$1,000   - $1,999.00
$2,000   - $2,999.00
$3,000   - $3,999.00
$4,000   - $5,999.00
$6,000   - $7,999.00
$8,000   - $9,999.00
$10,000 - $14,999.99
$15,000 - $19,999.99
$20,000 or Greater
  Total                                                               100.00%
                              =========         ===========     ================


                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

      General. Each student loan is required to be guaranteed as to principal and interest by one of the guarantee agencies described below and reinsured by the United States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some student loans, interest subsidy payments by the United States Department of Education.

      Guarantee Agencies for the Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified student loans.

      Under the Higher Education Amendments of 1992, if the United States Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. We cannot assure you that the United States Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Description of the Federal Family Education Loan Program--"Description of the Guarantee Agencies" in the prospectus.

      The following table provides information with respect to the portion of the student loans guaranteed by each guarantor:

                      DISTRIBUTION OF THE STUDENT LOANS BY
                                GUARANTEE AGENCY

                                                       AGGREGATE     PERCENT OF
                                                      OUTSTANDING     POOL BY
                                                       PRINCIPAL    OUTSTANDING
                                         NUMBER OF     BALANCE OF    PRINCIPAL
                                           LOANS         LOANS        BALANCE
       NAME OF GUARANTEE AGENCY          GUARANTEED    GUARANTEED    GUARANTEED
       ------------------------          ----------    ----------    ----------




      Some historical information about each of the guarantee agencies that guarantees student loans comprising at least 10% of the initial pool balance is provided below. For purposes of the following tables we refer to these guarantee agencies as "Significant Guarantors." The information shown for each Significant Guarantor relates to all student loans guaranteed by that Significant Guarantor.

      We obtained the information in these tables from various sources, including United States Department of Education publications and data or from the Significant Guarantors. None of the issuer, the depositor, the seller and servicer or the underwriters have audited or independently verified this information for accuracy or completeness.

      Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by each Significant Guarantor and by all guarantee agencies, including but not limited to those guaranteeing student loans, in each of the five federal fiscal years shown:

                                              LOANS GUARANTEED
                             ---------------------------------------------------
                                            FEDERAL FISCAL YEAR
                             ---------------------------------------------------
NAME OF GUARANTEE AGENCY      1997       1998       1999       2000       2001
------------------------     ------     ------     ------     ------     ------

      Reserve Ratio. Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

o Cumulative cash reserves are cash reserves plus (a) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (b) uses of funds, including claims paid to lenders, operating expenses, lender fees, the United States Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

o The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

      The following table shows the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:

                                              RESERVE RATIO AS OF CLOSE OF
                                                  FEDERAL FISCAL YEAR
                                      ------------------------------------------
GUARANTORS                             1997     1998     1999     2000     2001
----------                            ------   ------   ------   ------   ------




      Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for each of the Significant Guarantors for the five federal fiscal years shown for which information is available:


                                                     RECOVERY RATE
                                                 FEDERAL FISCAL YEAR
                                      ------------------------------------------
GUARANTORS                             1997     1998     1999     2000     2001
----------                            ------   ------   ------   ------   ------




      Claims Rate. The following table shows the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:

                                                     CLAIMS RATE
                                                 FEDERAL FISCAL YEAR
                                      ------------------------------------------
GUARANTORS                             1997     1998     1999     2000     2001
----------                            ------   ------   ------   ------   ------

      The United States Department of Education is required to make reinsurance payments to guarantors with respect to Federal Family Education Loan Program loans in default that are subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of Federal Family Education Loan Program loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.

      Each guarantee agency's guarantee obligations with respect to any student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

o the origination and servicing of the student loan being performed in accordance with the Federal Family Education Loan Program, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

o the timely payment to the guarantee agency of the guarantee fee payable on the student loan; and

o the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the student loan.

      Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

      Prospective investors may consult the United States Department of Education Data Books for further information concerning the guarantors.

[SUB-SERVICING AGREEMENT]

      [Describe sub-servicer and sub-servicer agreement]

[CAPITALIZATION OF THE TRUST]

      The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes had taken place on that date:

      Floating Rate Class ___ Student Loan-Backed Notes.......  $
      Floating Rate Class ___ Student Loan-Backed Notes.......  $
      Floating Rate Class ___ Student Loan-Backed Notes.......  $
      Trust Equity............................................  $
          Total...............................................  $

ELIGIBLE LENDER TRUSTEE

      Bankers Trust Company is the eligible lender trustee for the trust under a trust agreement. Bankers Trust Company is a Delaware banking corporation whose principal offices are located at Four Albany Street, New York, New York 10006. The eligible lender trustee will acquire on behalf of the trust legal title to all of the student loans acquired under a sale agreement. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the student loans for all purposes under the

Higher Education Act and the guarantee agreements. Failure of the student loans to be owned by an eligible lender would result in the loss of guarantor payments and United States Department of Education payments on the student loans. See "Description of the Federal Family Education Loan Program" in the prospectus.

      The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


SOURCES OF CAPITAL AND LIQUIDITY

      The trust's primary sources of capital will be the net proceeds from the sale of the notes and the transfer of the student loans to the trust by the depositor. The trust's primary sources of liquidity will be collections on the student loans, as supplemented by payments, if any, from [the swap counterparties and] amounts on deposit in the reserve account.

RESULTS OF OPERATIONS

      [The trust will be newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes. The principal operating expenses of the trust are expected to be, but are not limited to, servicing, administration and swap fees.]

      [Insert discussion and analysis of results of operation]


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

      Statements in this prospectus supplement and the prospectus, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, our ability to pay our notes, and certain other information presented in this prospectus supplement and the prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. For a discussion of the factors which could cause our actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.


                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement dated as of __________, ____, among ourselves and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the notes set forth opposite its name.

             UNDERWRITER         CLASS -         CLASS -          CLASS -
             -----------         -------         -------          -------

             Total



   We have been advised by the underwriters that they propose to offer the notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement, [and to certain dealers at those prices less commissions not in excess of __% for the Class A notes, __% for the Class B notes and __% for the Class C notes]. Until the distribution of notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the notes.

      The lead underwriter may over-allot the notes for the account of the underwriters to create a short position for the account of the underwriters by accepting orders for more notes than are to be sold.

      In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

      In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

      Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

      We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

      Salomon Smith Barney Inc. is an affiliate of the seller and servicer, and may be deemed our affiliate. From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to the seller and servicer and its affiliates. From time to time, we may invest funds in the Reserve Fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by affiliates of the underwriters.

      The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

      [This prospectus supplement and the prospectus may be used by affiliates of the Seller, to the extent required, in connection with market making transactions in the offered notes. The affiliates may act as principal or agent in such transactions.]


                                  LEGAL MATTERS

      Certain legal matters, including certain federal income tax matters, will be passed upon by [Cadwalader, Wickersham & Taft, New York, New York,] counsel to the trust, the depositor and the seller and servicer. Certain legal matters will be passed upon for the underwriters by [Stroock & Stroock & Lavan LLP, New York, New York]. [Richards, Layton & Finger, P.A.], as Delaware counsel for the trust, will pass upon Delaware matters for the trust.

                                                                         ANNEX I


                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

GLOBAL CLEARANCE AND SETTLEMENT

            Except in certain limited circumstances, the globally offered Notes of SLC Student Loan Trust-I (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

            Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

            Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

            Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be affected on a delivery-against-payment basis through the applicable Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

            Non-U.S. holders (as described below) of Global Securities may be subject to U.S. withholding or backup withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States) may be subject to 30% U.S. withholding tax on interest paid on the Global Securities, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons entitled to an exemption from U.S. withholding tax can claim the exemption by filing a complete and executed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons that are beneficial owners of Global Securities entitled to an exemption or reduced rate of U.S. withholding tax under a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a complete and executed Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding) that properly claims such exemption or reduced tax rate. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

            Exemption for Non-U.S. Persons (Form W-8IMY). A Non-U.S. Person that is a "nonwithholding partnership" that is treated as a foreign partnership or trust for U.S. federal income tax purposes can claim an exemption by filing a complete and executed Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding). Form W-8IMY generally requires additional Forms from beneficial owners and the beneficial owners of such beneficial owners of such foreign partnership or trust. Certain entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements.

            Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch with respect to which the interest income is effectively connected with its conduct of a trade or business in the United States, can claim an exemption from the withholding tax by filing a complete and executed Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

            Exemption for U.S. Persons (Form W-9). U.S. Persons can claim a complete exemption from backup withholding tax by filing a complete and executed Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

            U.S. Person. As used herein the term "U.S. Person" generally means a beneficial owner of a Global Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to that date and that elect to continue to be treated as United States persons. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Global Security that is not a U.S. Person.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

PROSPECTUS

                            SLC STUDENT LOAN TRUST-I
                                     Issuer

                      SLC STUDENT LOAN RECEIVABLES I, INC.
                                    Depositor

                          THE STUDENT LOAN CORPORATION
                               Seller and Servicer

                                 $3,000,000,000
                         STUDENT LOAN ASSET-BACKED NOTES

     We will periodically issue our notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus. Each issue of notes will have its own series designation and consist of one or more classes of notes.

     We will use proceeds from the sale of the notes to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program and to fund certain accounts for the benefit of the holders of the notes. Those student loans and accounts will be pledged to a trust estate established to secure repayment of the notes. The notes will be limited obligations of SLC Student Loan Trust-I payable solely from that trust estate. The notes are not guaranteed or insured by the United States of America or any governmental agency.

     You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

     YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 6 IN THIS PROSPECTUS AND THE "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

     Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. No market will exist for the notes of any series before the notes are issued.

                The date of this prospectus is February 15, 2002.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. We may sell our notes in one or more offerings pursuant to the registration statement up to a total dollar amount of $3,000,000,000.

     We provide information about the notes in two separate documents: (a) this prospectus which provides general information, some of which may not apply to a particular series of notes, and (b) a prospectus supplement which describes the specific terms of the series of notes being offered, including:

     o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the rate or rates, of each class of the notes;

     o    information concerning the student loans underlying the notes;

     o information with respect to any notes that we have previously issued that also are secured by a common pool of assets that secures payment of the notes being offered;

     o information concerning the guarantee agencies providing guarantees for the student loans that will secure payment of the notes described in the prospectus supplement;

     o    information with respect to any credit enhancement;

     o    the credit ratings of the notes; and

     o    the method of selling the notes.

     WHENEVER INFORMATION IN A PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

     TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

-------------------------------------------------------------------------------------------------------------------
                         TABLE OF CONTENTS TO PROSPECTUS
-------------------------------------------------------------------------------------------------------------------


                                                                                                               PAGE

About This Prospectus............................................................................................ii
Summary of the Offering...........................................................................................1
Risk Factors......................................................................................................6
Special Note Regarding Forward Looking Statements................................................................11
Description of the Notes.........................................................................................12
Security and Sources of Payment for the Notes....................................................................17
Book-Entry Registration..........................................................................................20
Additional Notes and Other Borrowings............................................................................23
Summary of the Indenture Provisions..............................................................................24
Description of Credit Enhancement................................................................................33
The Student Loan Program of SLC Student Loan Trust-I.............................................................35
Additional Fundings..............................................................................................37
SLC Student Loan Trust-I.........................................................................................37
Description of the Federal Family Education Loan Program.........................................................44
Description of the Guarantee Agencies............................................................................54
Material U.S. Federal Income Tax Considerations..................................................................59
ERISA Considerations.............................................................................................62
Plan of Distribution.............................................................................................64
Legal Matters....................................................................................................64
Ratings..........................................................................................................64
Incorporation of Documents by Reference; Where to Find More Information..........................................65
Glossary of Terms................................................................................................65

--------------------------------------------------------------------------------


                             SUMMARY OF THE OFFERING

     The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.


OVERVIEW We will from time to time sell series of our notes. We will acquire pools of student loans with the proceeds we receive from these sales. We will pledge these student loans as collateral for our notes. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all student loans that we acquire and pledge as collateral under the indenture, except to the extent we may otherwise state for a particular series of the notes in a prospectus supplement. We may from time to time issue a particular series of notes in different classes. The priority of payments of principal and interest among the various classes and series of notes will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans.

PRINCIPAL PARTIES

o    Issuer ........................ SLC Student Loan Trust-I, a Delaware
                                     business trust, is the issuer of the notes.
                                     The trustee of the trust is Wilmington
                                     Trust Company. You may contact us through the administrator at 750 Washington Boulevard, 9th Floor, Stamford, CT 06901, or by phone at (203) 975-6112.

o    Owner Trustee ................. Wilmington Trust Company.

o    Depositor ..................... SLC Student Loan Receivables I, Inc., will act as depositor. The depositor is a wholly owned, special purpose subsidiary of The Student Loan Corporation, formed to acquire student loans originated or acquired by The Student Loan Corporation and to transfer to, and deposit these student loans with, SLC Student Loan Trust-I. Because the depositor and we are not institutions eligible to hold legal title to student loans, an eligible lender trustee will hold legal title to the student loans on our behalf and on behalf of the depositor. Bankers Trust Company will be the eligible lender trustee, unless otherwise specified in the related prospectus supplement.

o    Seller and Servicer ........... The Student Loan Corporation, a Delaware
                                     corporation, will act as the seller and the servicer of our student loans. The servicer may transfer its obligations to other entities. The servicer may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers.

o    Indenture Trustee ............. Bankers Trust Company will serve as the indenture trustee under the indenture
                                     governing the issuance of the notes.
                                     Bankers Trust Company may be replaced by another qualified indenture trustee.


o    Administrator ................. The Student Loan Corporation will act as administrator of the trust. The Student
                                     Loan Corporation may transfer its
                                     obligations as administrator.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTEREST RATES                       The prospectus supplement will specify the
                                     interest that will be paid on our notes.
                                     The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

                                     o  Auction Rate Securities. We may issue
                                        classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate securities will be set forth, or the method for determining the initial interest rate will be described, in the related prospectus supplement. The interest rates for the auction rate securities will be reset at the end of each interest period pursuant to the auction procedures. The auction procedures are summarized and an example of an auction is included under "Description of the Notes--Auction Rate Securities."


                                     o  Index Rate Notes. The interest rate for
                                        some of our notes may be determined by
                                        reference to LIBOR or by reference to
                                        United States Treasury Securities. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, and the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities. See "Description of the Notes--LIBOR rate notes" and "--Treasury rate notes."

                                     o  Accrual Notes. We may issue one or more
                                        classes of accrual notes. Accrual notes
                                        will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the prospectus supplement. See "Description of the Notes--Accrual Notes."

PAYMENTS ON NOTES                    We will make payment of principal and
                                     interest due on the notes solely from the assets pledged to the indenture trustee in the trust estate created by the indenture.
                                     That trust estate will consist of student loans, payments made on the student loans and funds in accounts held by the indenture trustee under the indenture. Interest on the notes will be paid on the dates specified in the prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement

REDEMPTION PROVISIONS                Each series of the notes will be subject to
                                     redemption as described in the related
                                     prospectus supplement. Redemption
                                     provisions that may apply to a series of the notes are described below.

                                     o  Mandatory Redemption. We will be
                                        required under the indenture to use the
                                        proceeds of the sale of each series of
                                        notes that remain in the Acquisition
                                        Fund after a date specified in the
                                        related prospectus supplement to redeem
                                        notes. We will also be required to use
                                        the principal payments that we receive
                                        on the student loans and, until the
                                        principal balance of the student loans
                                        is not less than the percentage of the
                                        principal balance of the outstanding
                                        notes specified in the prospectus
                                        supplement, interest received on the
                                        student loans after deducting all
                                        required payments, to redeem notes.

                                     o Optional Redemption. We may redeem notes from interest payments received on student loans that are not needed to pay interest on the notes and to pay our expenses.

                                     o  Optional Redemption or Purchase. We may
                                        redeem or purchase all of the notes in
                                        whole in our sole discretion when the
                                        aggregate current principal
                                        balance of the notes that remain
                                        outstanding is less than or equal to 10% of the initial aggregate principal balance of all the notes issued under the indenture on their respective date of original issuance.

                                     o  Partial Redemption. If less than all of
                                        the notes of any series are to be
                                        redeemed to the extent permitted by the
                                        indenture, we will determine the classes of notes of that series that we will redeem. Generally, Class A notes will be redeemed before Class B notes and Class B notes will be redeemed before Class C notes. However, we have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and we may redeem some or all of the Class C notes before all the Class A notes and Class B notes are redeemed, if the ratio of our assets to our liabilities exceeds levels specified in the prospectus supplement. See "Description of the Notes--Notice and Partial Redemption of Notes" in this prospectus.


THE STUDENT LOANS WE ACQUIRE         The student loans that we acquire will have
                                     been originated under the Federal Family
                                     Education Loan Program to students enrolled in qualified, accredited institutions of higher education.


                                     The characteristics of the portfolio of
                                     student loans we expect to acquire with the proceeds of the notes of any series, and the characteristics of the existing portfolio pledged to the indenture trustee, will be described in the prospectus supplement.

STUDENT LOAN GUARANTEES              The payment of principal and interest on
                                     all of our student loans will be guaranteed by designated guarantee agencies and will be reinsured by the Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon our compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied. Student loans originated prior to October 1, 1993 generally are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

                                     The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trust, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

SUBORDINATED NOTES                   The rights of the owners of Class B notes
                                     to receive payments of principal and
                                     interest will be subordinated to the rights of the owners of the Class A notes to receive payments of principal and interest.
                                     The rights of the owners of Class C notes to receive payments of principal and interest will be subordinated to the rights of the owners of the Class A notes and the Class B notes to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of the more senior notes will regularly receive the full amount of scheduled payments of principal and interest due them and to protect those owners against losses.

                                     We may borrow funds secured by the loans held in the trust estate. The rights of any lender will be subordinate to the rights of the owners of the notes to receive payments of principal and interest and to the deposit of the required Reserve Fund amounts with respect to the notes under the indenture.

FUNDS                                o  Revenue Fund. We will deposit all funds
                                        that we receive with respect to the
                                        student loans in the Revenue Fund.
                                        Generally, the funds on deposit in the
                                        Revenue Fund will be used by us to pay
                                        the fees and expenses of the trust
                                        estate and interest and principal on the notes and any subordinated debt. Certain amounts in the Revenue Fund will be transferred to the Reserve Fund, but only to the extent of any deficiency in the Reserve Fund.

                                     o  Acquisition Fund. When we sell a series
                                        of notes, we will deposit into the
                                        Acquisition Fund most of the proceeds we receive. These funds will be used to acquire the student loans identified in the related prospectus supplement and pay certain costs related to the issuance of the series of notes. On a date specified in the prospectus supplement, we will redeem notes with the remaining proceeds of the sale of notes that were deposited in the Acquisition Fund.

                                        If moneys in the Revenue Fund are
                                        insufficient to pay interest, redeem
                                        notes, or pay expenses, we may fund the
                                        insufficiency from transfers from the
                                        Acquisition Fund.

                                     o  Reserve Fund. When we issue a series of
                                        notes, we expect to deposit into the
                                        Reserve Fund an amount specified in the
                                        related prospectus supplement. At any
                                        later time, the amount required to be
                                        deposited in the Reserve Fund with
                                        respect to a series of notes shall be an amount specified in a prospectus supplement. We will use money in the Reserve Fund to pay interest and principal on the notes if there are no funds left in the other funds and accounts securing repayment of the notes under the indenture. Money in the Reserve Fund also may be withdrawn as specified in the prospectus supplement.

                                     o  Operating Fund. When we issue a series
                                        of notes, we will deposit into the
                                        Operating Fund an amount specified in
                                        the related prospectus supplement. Money will also be transferred to the Operating Fund from the Revenue Fund from time to time. These amounts will be applied to pay our administrative costs and will not secure repayment of the notes.

CREDIT ENHANCEMENT                   We may establish credit enhancement for a
                                     series of notes in the form of insurance policies or surety bonds, subordination of certain classes or subclasses, one or more
                                     Reserve Funds, letters of credit,
                                     guarantees or other arrangements to provide for coverage of risks of defaults or losses, as described in the related prospectus supplement. See "Description of
                                     Credit Enhancement" in this prospectus.

DERIVATIVE PRODUCTS                  We may enter into swap agreements and other
                                     derivative products. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any series of the notes.

REPORTS TO NOTEHOLDERS               Periodic monthly reports concerning the
                                     notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     the name of Cede & Co., the nominee of The
                                     Depository Trust Company, then all reports will be provided to that entity which will in turn provide the reports to its participants. Those participants will then forward the reports to the beneficial owners of notes. See "Book-Entry Registration" in this prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should consider the following factors before purchasing the notes.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE NOTES ARE PAYABLE SOLELY FROM THE TRUST ESTATE AND YOU WILL HAVE NO OTHER RECOURSE AGAINST US

     We will pay interest and principal on the notes solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by The Student Loan Corporation or any of its affiliates, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

o on the amount and timing of payments and collections on the student loans held in the trust estate (including payments by the guarantee agencies) and interest paid or earnings on the funds held in the accounts established pursuant to the indenture;

o amounts on deposit in the Reserve Fund and other funds held in the trust estate; and

o    any form of credit enhancement described in the prospectus supplement.

     You will have no additional recourse against us or any of our other assets if those sources of funds for repayment of the notes are insufficient.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR STUDENT LOANS

     In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

OUR STUDENT LOANS ARE UNSECURED AND THE ABILITY OF THE GUARANTEE AGENCIES TO HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

     All student loans will be unsecured. As a result, the only security for payment of a student loan is the guarantee provided by the guarantee agency.

     A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

     If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS MAY RESULT IN LOSS OF GUARANTEE AND OTHER BENEFITS

     The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting on student loans.

     If we fail to follow these procedures, or if The Student Loan Corporation or any other originator, servicer or subservicer of our student loans fails to follow these procedures, the Department of Education and the guarantee agencies may refuse to pay claims on defaulted loans submitted by the servicer on behalf of the trust estate. If the Department of Education or a guarantee agency refused to pay a claim, it would reduce the revenues of the trust estate and impair our ability to pay principal and interest on your notes. See "Description of the Federal Family Education Loan Program" in this prospectus.

IF THE SERVICER OR ANY SUBSERVICER FAILS TO COMPLY WITH THE DEPARTMENT OF EDUCATION'S THIRD-PARTY SERVICER REGULATIONS, PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED

     The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer or any subservicer and/or limit, suspend, or terminate the servicer's or subservicer's eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer's or any subservicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

THE INABILITY OF THE STUDENT LOAN CORPORATION TO MEET ITS REPURCHASE OBLIGATIONS MAY RESULT IN LOSSES ON YOUR INVESTMENT

     Under some circumstances, the trust estate will have the right to require The Student Loan Corporation to repurchase or substitute a student loan. This right arises generally from a breach of the representations and warranties of The Student Loan Corporation or if a claim for a loan is denied because of events occurring before the sale. We cannot guarantee to you that The Student Loan Corporation will have the financial resources to repurchase a student loan, or will have available student loans to substitute a student loan, if a breach occurs. In this case, you, rather than The Student Loan Corporation may bear any resulting loss.

BANKRUPTCY OR INSOLVENCY OF THE STUDENT LOAN CORPORATION COULD RESULT IN PAYMENT DELAYS TO YOU

     We have taken steps to structure transfers of loans from The Student Loan Corporation to the depositor as a "true sale" under applicable law. A true sale helps to establish that the loans would not continue to be the property of The Student Loan Corporation if The Student Loan Corporation becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect delays in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.

THE CHARACTERISTICS OF THE PORTFOLIO OF STUDENT LOANS HELD IN THE TRUST ESTATE WILL CHANGE

     As a master trust, we intend to issue from time to time several series of notes and to use the proceeds to acquire additional student loans to add to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as the purchase of additional student loans from the proceeds of the issuance of additional series of notes, the repayment of the loans in the normal course of business and the occurrence of delinquencies or defaults.

     Our cash flow, and our ability to make payments due on our notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For most other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will include student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

IF THE PAYMENTS WE RECEIVE ON OUR STUDENT LOANS ARE DIFFERENT FROM THE PAYMENTS THAT ARE ACTUALLY DUE WE MAY NOT BE ABLE TO PAY OUR NOTES

     For a variety of economic, social and other reasons, we may not receive all the payments that are actually due on our student loans. Failures by borrowers to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

THE RATE OF PAYMENTS ON OUR STUDENT LOANS MAY AFFECT THE MATURITY AND YIELD OF THE NOTES

     Our student loans may be prepaid at any time without penalty. If we receive prepayments on our student loans, we will use those amounts to redeem notes, which could shorten the average life of the notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. We do not have sufficient information to be able to predict the rate of prepayment with respect to the student loans in the trust estate.

     Scheduled payments on, and the maturities of, our student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of the notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of loans will be borne entirely by you.

     The rate of principal payments on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on our student loans. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

IF WE CANNOT PURCHASE STUDENT LOANS, WE WILL REDEEM OUR NOTES

     We expect to use the proceeds of the notes to acquire student loans. The Student Loan Corporation will make certain representations and warranties with respect to each student loan. To the extent that The Student Loan

Corporation cannot deliver student loans complying with the representations and warranties or fails to deliver student loans, we will use those proceeds to redeem notes.

THE USE OF MASTER PROMISSORY NOTES MAY COMPROMISE THE INDENTURE TRUSTEE'S SECURITY INTEREST IN THE STUDENT LOANS

     On July 1, 1999, the master promissory note began to be used as evidence of Federal Stafford Loans (subsidized and unsubsidized) made to borrowers under the Federal Family Education Loan Program. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

     Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

     It is possible that student loans transferred to the trust estate may be originated under a master promissory note. If the originator were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.

     Federal PLUS Loans and Federal Consolidation Loans are not originated with master promissory notes. Each of these loans are made under standard loan applications and promissory notes required by the Department of Education.

A SECONDARY MARKET FOR YOUR NOTES MAY NOT DEVELOP, AND THIS COULD DIMINISH THEIR VALUE

     Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT OUR STUDENT LOAN PORTFOLIO

     The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Amendments of 1998 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans we then owned, it would reduce the number of loans available for us to acquire in the future.

     Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. In recent years, federal budget legislation has contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

     Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

COMPETITION CREATED BY THE FEDERAL DIRECT STUDENT LOAN PROGRAM MAY IMPACT OUR STUDENT LOAN PROGRAM

     In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes loans directly to student borrowers through the educational institutions that they attend. The volume of student loans made under the Federal Family Education Loan Program and available to us for purchase may be reduced to the extent loans are made to students under the Federal Direct Student Loan Program. If the Federal Direct Student Loan Program expands, our servicer may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the servicer is reduced. Those cost increases could affect the ability of the servicer to satisfy its obligations to service our student loans. Loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The level of competition currently in existence in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of student loans and lower prices available in the secondary market for those loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of Federal Family Education Loan Program loans available to purchase and may increase the rate of repayment of our student loans. See "Description of the Federal Family Education Loan Program" in this prospectus.

THE CLASS B AND CLASS C NOTES ARE SUBORDINATED TO THE CLASS A NOTES

     Payments of interest and principal on the Class B and Class C notes are subordinated in priority of payment to payments of interest and principal due on the Class A notes and payments of interest and principal on the Class C notes are subordinated in priority of payment to payments of interest and principal due on the Class B notes and Class A notes. Accordingly, holders of the subordinate notes will bear a greater risk of loss than holders of senior notes in the event of a shortfall in available funds or amounts in the Reserve Fund due to losses or for any other reason. As a result, the subordinate notes will be very sensitive to losses on the student loans and the timing of these losses. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the Reserve Fund are insufficient to cover the resulting shortfalls, the yield to maturity on subordinate notes may be lower than you anticipate and you could suffer a loss.

     Under certain redemption situations, principal on Class B notes may be redeemed while Class A notes remain outstanding and the principal on the Class C notes may be redeemed while the Class A notes and certain of the Class B notes remain outstanding. See "Description of the Notes--Notice and Partial Redemption of Notes." Class B notes are also subordinated to the Class A notes and the Class C notes are also subordinate to the Class B notes as to the direction of remedies upon an event of default.

WE INTEND TO ISSUE ADDITIONAL NOTES SECURED BY THE TRUST ESTATE

     We intend to issue additional notes that are secured by the same trust estate that is securing your notes pursuant to a supplemental indenture, without obtaining the consent or approval of the owners of any notes then outstanding. Those additional notes may be issued on a parity with or subordinate to any of the Class A notes and senior to, on a parity with or subordinate to the Class B or Class C notes. Before issuing additional notes, we must receive written evidence from each rating agency then rating any outstanding notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

DIFFERENT RATES OF CHANGE IN INTEREST RATE INDEXES MAY AFFECT OUR CASH FLOW

     The interest rates on our notes may fluctuate from one interest period to another as a result of the auction procedures described in this prospectus or changes in LIBOR or Treasury security rates. Our Stafford and PLUS student loans bear interest at the rates which are effectively based upon the bond equivalent yield of the 91-day Treasury Bill rate or the 90-day Commercial Paper rate. Although some older Federal Consolidation Loans have a variable rate, loans made on or after October 1, 1998 bear a fixed rate, which is determined at the time the loan is made. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on our student loans, the amount of interest received may be reduced. If the interest rates payable on our notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

     We expect that each class of notes of each series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder for a class or series of the notes, we will so state in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture. Unless and until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Book-Entry Registration" in this prospectus.

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION TO PURCHASE AND MAY CHANGE

     It is a condition to our issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the levels of subordination, the amount of any credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes. The ratings do not take into account the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.


               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Statements in this prospectus and the prospectus supplement, including those concerning our expectations as to our ability to acquire eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from our expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.


                            DESCRIPTION OF THE NOTES

     The notes of each series will be issued pursuant to the indenture and related supplemental indenture of trust that we will enter into with the indenture trustee.

     The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture and related supplemental indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 65 of this prospectus.

         FIXED RATE NOTES

     The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

AUCTION RATE SECURITIES

     The auction rate securities will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate securities will initially consist of the number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate securities will be reset at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate securities will be payable on the first business day following the expiration of each interest period for the notes.

     Determination of Note Interest Rate. The procedures that will be used in determining the interest rates on the auction rate securities are summarized in the following paragraphs.

     The interest rate on each class of auction rate securities will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate securities they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities. Auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. Bankers Trust Company will serve as auction agent for the auction rate securities and Salomon Smith Barney Inc. will serve as a broker-dealer, unless otherwise specified in the related prospectus supplement.

     In the auction, the following types of orders may be submitted:

     o "bid/hold orders"--specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate securities for the upcoming interest period;

     o "sell orders"--an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

     o "potential bid orders"--specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate securities, is willing to accept in order to buy a specified principal amount of auction rate securities.

     If an existing investor does not submit orders with respect to all its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

     The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate securities.

     (a) Assumptions:

         1.      Denominations (Units)                =$50,000
         2.      Interest period                      = 28 days
         3.      Principal amount outstanding         =$50 Million (1000 Units)

     (b) Summary of all orders received for the auction

              BID/HOLD ORDERS            SELL ORDERS       POTENTIAL BID ORDERS
         --------------------------- --------------------- --------------------
         20 Units at 2.90%              100 Units Sell        40 Units at 2.95%
         60 Units at 3.02%              100 Units Sell        60 Units at 3.00%
         120 Units at 3.05%             200 Units Sell       100 Units at 3.05%
                                     ---------------------
         200 Units at 3.10%             400 Units            100 Units at 3.10%
         200 Units at 3.12%                                  100 Units at 3.11%
         ---------------------------
         600 Units                                           100 Units at 3.14%
                                                             200 Units at 3.15%
                                                           --------------------
                                                             700 Units

     The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

     (c) Auction agent organizes orders in ascending order

                                 CUMULATIVE
                   NUMBER OF       TOTAL                                     NUMBER OF     CUMULATIVE
 ORDER NUMBER        UNITS        (UNITS)        PERCENT     ORDER NUMBER      UNITS      TOTAL (UNITS)    PERCENT
--------------    -----------    ----------      -------    -------------    ---------    -------------    -------
1.                   20 (W)           20           2.90%     7.               200(W)        600               3.10%
2.                   40 (W)           60           2.95%     8.               100(W)        700               3.10%
3.                   60 (W)          120           3.00%     9.               100(W)        800               3.11%
4.                   60 (W)          180           3.02%     10.              200(W)       1000               3.12%
5.                  100 (W)          280           3.05%     11.              100(L)                          3.14%
6.                  120 (W)          400           3.05%     12.              200(L)                          3.15%

------------------

(W)  Winning Order         (L)  Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

     The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%, or as otherwise specified in the related prospectus supplement.

     If a payment default has occurred, the rate will be the non-payment rate, which will be specified in the related prospectus supplement.

     Maximum Auction Rate And Interest Carry-Overs. If the auction rate for a series of auction rate securities is greater than the maximum auction rate described in the related prospectus supplement, then the interest rate applicable to those auction rate securities will be the maximum auction rate.

     In such event, if the interest rate for a series of auction rate securities is set at the net loan rate, the excess of the lower of the auction rate and the maximum auction rate which would have been applied if the net loan rate were not a component of the maximum loan rate, over the net loan rate will be carried over for that series of auction rate securities. If there are insufficient bid orders to purchase all the auction rate securities of a series offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum auction rate which would have been applied if the net loan rate was not a component of the maximum loan rate over the net loan rate will be carried over for that series of auction rate securities. The carry-over amount will bear interest calculated at the One-Month LIBOR rate, or as otherwise specified in the related prospectus supplement. The rating of the notes do not address the payment of carry-over amounts or interest on carry-over amounts.

     The carry-over amount, and interest accrued thereon, for a class of auction rate securities will be paid on an interest payment date if there are sufficient moneys in the Revenue Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if an auction rate security is redeemed.

     Changes In Auction Period. We may, from time to time, change the length of the auction period for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate securities. We will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if approved by the market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

     Changes In The Auction Date. The applicable broker-dealer, with the written consent of the administrator on behalf of SLC Student Loan Trust-I, may specify a different auction date for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate securities. If the administrator consents to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, SLC Student Loan Trust-I, each rating agency and the registered owner.

LIBOR RATE NOTES

     The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each interest payment date. The interest payment date for the LIBOR rate notes will be the first business day following the end of the interest period for the notes specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest period will be calculated by the indenture trustee on the basis of a 360-day year for the number of days actually elapsed.

     The rate of interest on the LIBOR rate notes for each interest period will be determined by a calculation agent identified in the related prospectus supplement. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. The interest rate payable on the LIBOR rate notes cannot exceed the adjusted student loan rate specified in the prospectus supplement. The adjusted student loan rate is the percentage equivalent of a fraction:

     o the numerator of which is equal to the sum of the expected interest collections on our student loans and payments we receive on a derivative product, if any, less the sum of the amounts payable to the Department of Education and guarantee agencies with respect to the student loans, the servicing fee, the administration fee, and payments we make on derivative products, if any, with respect to an interest period; and

     o the denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

     With respect to any interest period, expected interest collections include

     o the amount of interest accrued with respect to the student loans for the interest period preceding the applicable interest payment date, whether or not that interest is actually paid,

     o all interest subsidy payments and special allowance payments estimated to have accrued for the interest period preceding the applicable interest payment date, whether or not actually received; and

     o investment earnings on assets in the trust estate for the interest period preceding the applicable interest payment date.

     If the interest rate for LIBOR rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes.

TREASURY RATE NOTES

     The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, or as otherwise specified in the related prospectus supplement.

     The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated by a calculation agent to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     The interest rate payable on the treasury rate notes for any interest period cannot at any time exceed the adjusted student loan rate. The adjusted student loan rate will be determined in the same manner as described above for LIBOR rate notes.

     If the interest rate for the treasury rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes.

ACCRUAL NOTES

     Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

PAYMENTS ON THE NOTES

     The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes, if the notes were issued in definitive form. Payment of principal on any notes in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date. If interest is not timely paid, it will be paid to the registered owner of the notes as of the close of business on a special record date for payment of any of the defaulted interest. A special record date will be fixed by the indenture trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date will be given to the registered owners of the notes. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. All payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

     The notes of a series are subject to mandatory redemption on the interest payment date specified with respect to the series in the related prospectus supplement, in an amount equal to the proceeds from sale of the notes, if any, not previously used to acquire student loans that are held in the Acquisition Fund. The notes are also subject to mandatory redemption from the proceeds of principal payments on the student loans and, until the principal balance of the student loans is not less than the percentage of the principal balance of outstanding notes as is described in the applicable prospectus supplement, from interest payments on the student loans remaining in the Revenue Fund after all other required payments have been made. We are not required to provide any direction to the indenture trustee with respect to a mandatory redemption. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes of any series will be redeemed.

OPTIONAL REDEMPTION

     The notes of a series are subject to optional redemption, if so provided in the applicable prospectus supplement, from funds received by the indenture trustee constituting interest on student loans remaining in the Revenue Fund after all other prior required payments have been made and not required for mandatory redemptions. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes will be redeemed.

     The notes are subject to optional redemption or purchase, in whole only, on any interest payment date on which the aggregate current principal balance of the notes is less than or equal to 10% of the initial aggregate principal balance of all the notes issued under the indenture on their respective date of issuance. The redemption or purchase will occur on the interest payment date following the date on which funds sufficient to pay the redemption or purchase price are deposited with the indenture trustee. All notes which are redeemed or purchased shall be canceled by the indenture trustee and be disposed of in a manner satisfactory to the indenture trustee and the administrator.

REDEMPTION OR PURCHASE PRICE

     Upon redemption or optional purchase, the price to be paid to the holder of a note will be an amount equal to the principal balance plus accrued interest to the date fixed for redemption. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price.

NOTICE AND PARTIAL REDEMPTION OF NOTES

     Prior to any redemption or purchase the indenture trustee will provide prior written notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate securities designated for redemption or purchase.

     If less than all of the notes of any series are to be redeemed or purchased, to the extent permitted by the indenture, we will determine the notes of each class of that series to be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes, and all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, we may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of the assets held in the trust estate will equal the percentage of all Class A notes then outstanding under the indenture that is specified in a prospectus supplement. Similarly, we may redeem Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of the assets held in the trust estate will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in a prospectus supplement.

LIST OF NOTEHOLDERS

     Unless otherwise specified in the related prospectus supplement, holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series.


                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES


GENERAL

     The notes are limited obligations of SLC Student Loan Trust-I, secured by and payable solely from the trust estate. The following assets serve as security for the notes:

     o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee, SLC Student Loan Trust-I or the servicer, on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

     o all moneys and investments held in the funds created under the indenture; and

     o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

     In addition, the trust estate may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) as described in this prospectus and in the related prospectus supplement.

FLOW OF FUNDS

     The following funds will be created by the indenture trustee under the indenture for the benefit of the registered owners:

     o    Revenue Fund

     o    Acquisition Fund

     o    Reserve Fund

     An Operating Fund will be established separately by SLC Student Loan Trust-I, and will not constitute security for the notes under the indenture. Neither the indenture trustee nor the registered owners will have any right, title or interest in the Operating Fund.

     All funds received with respect to the student loans will be deposited in the Revenue Fund and allocated between principal and interest.

     Each trust fund will be maintained as either

     o a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating, a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or

     o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each rating agency.

ACQUISITION FUND; PURCHASE AND SALE OF STUDENT LOANS

     We will deposit proceeds from the sale of any notes into the Acquisition Fund. Student loans pledged to the trust estate will be held by the indenture trustee or its agent or bailee on behalf of the noteholders.

     Money on deposit in the Acquisition Fund will be used to pay costs of issuance of the notes, to redeem notes in accordance with the provisions of any supplemental indenture, and to acquire student loans. If the administrator determines that money held in the Acquisition Fund cannot be used to acquire additional student loans, then we may redeem notes in accordance with any supplemental indenture. See "Description of the Notes--Mandatory Redemption."

     If on any note payment date the money on deposit in the Revenue Fund is not sufficient to make payments of principal and interest due on the notes, then the amount of the deficiency may be transferred from money available in the Acquisition Fund.

     The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the owners of the notes. The student loans will be held in the name of the eligible lender trustee for the account of SLC Student Loan Trust-I, but for the benefit of the holders of the notes.

REVENUE FUND

     The indenture trustee will deposit into the Revenue Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or the Reserve Fund, from net payments received on derivative products and any other amounts as we may direct.

     On each note payment date and derivative payment date, money in the Revenue Fund will be used and transferred to other funds or persons in the following order, or as otherwise specified in the related prospectus supplement:

     o on a parity basis, to pay interest due on any Class A notes and any derivative payment that is due and secured on a parity with the Class A notes;

     o on a parity basis, to pay the principal of and premium, if any, due on any Class A notes;

     o on a parity basis, to pay interest due on any Class B notes and any derivative payment that is due and secured on a parity with the Class B notes;

     o on a parity basis, to pay the principal of and premium, if any, due on any Class B notes;

     o on a parity basis, to pay interest due on any Class C notes and any derivative payment that is due and secured on a parity with the Class C notes;

     o on a parity basis, to pay the principal of and premium, if any, due on any Class C notes;

     o to the Reserve Fund the amount, if any, described under "Reserve Fund" below, up to the maximum transfer amount specified in the prospectus supplement;

     o to pay interest and principal and premium, if any, due on any subordinated obligations of the SLC Student Loan Trust-I;

     o to pay interest accrued on the carryover amounts of the Class A notes, the carryover amounts of the Class A notes, to pay interest accrued on the carryover amounts of the Class B notes, the carryover amounts of the Class B notes, to pay interest accrued on the carryover amounts of the Class C notes, the carryover amounts of the Class C notes, in that order of priority; and

     o to pay principal and premium, if any, on the Class A notes, or if no Class A notes are outstanding, to pay principal and premium, if any, on the Class B notes, or if no Class A notes or Class B notes are outstanding, to pay principal and premium, if any, on the Class C notes and if no notes are outstanding, to pay principal and premium, if any, on any subordinated obligations of the SLC Student Loan Trust-I; provided, however, to the extent the indenture permits payments to SLC Student Loan Trust-I free from the lien of the indenture at the option of the trust and the trust has exercised its option to be so paid, no such principal and premium payments shall be required and the remaining money in the Revenue Fund on such payment date shall be paid to SLC Student Loan Trust-I.

     All payments of principal on the notes shall be made by redemption of the notes.

     We may transfer moneys in the Revenue Fund to the Operating Fund, subject to the limitation described under "Operating Fund" below.

RESERVE FUND

     Upon the sale of each class of notes, the indenture trustee will deposit to the Reserve Fund the amount, if any, specified in each supplemental indenture. On each interest payment date, to the extent money in the Revenue Fund is not sufficient to make payment of the interest then due on the notes, the amount of the deficiency shall be paid directly from the Reserve Fund, after any transfers from the Acquisition Fund. Money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity. Money in the Reserve Fund may also be used to fund additional student loans added to Federal Consolidation Loans in the trust within 180 days after the date the Federal Consolidation Loans were made. In addition, money in the Reserve Fund may be withdrawn to the extent specified in the prospectus supplement.

     If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Revenue Fund up to the maximum transfer amount specified in the prospectus supplement. If the full amount required to restore the Reserve Fund to the required level is not available in the Revenue Fund on the next note payment date, the indenture trustee shall continue to transfer funds from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated up to the maximum transfer amount.

     On any day that the amount in the Reserve Fund exceeds the required level for any reason, the indenture trustee, at the direction of the administrator, will transfer the excess to the Revenue Fund.

OPERATING FUND

     The indenture trustee will deposit to the Operating Fund the amount, if any, specified in each prospectus supplement. The Operating Fund is a special fund created and used to pay program expenses of SLC Student Loan Trust-I.

     The amount deposited in the Operating Fund by transfer from the Revenue Fund and, if necessary, from the Acquisition Fund, and the schedule of deposits will be determined by the administrator. However, the amount so transferred in any one fiscal year may not exceed the amount budgeted by SLC Student Loan Trust-I for that fiscal year, unless the rating agency condition is satisfied.

TRANSFERS TO SLC STUDENT LOAN TRUST-I

     Transfers from the Revenue Fund may be made to SLC Student Loan Trust-I if the balance in the Reserve Fund exceeds the required level specified in a prospectus supplement. Additionally, transfers may be made to SLC

Student Loan Trust-I only if immediately after taking into account the transfer, the aggregate market value of the assets in the trust estate will be equal to a percentage of the unpaid principal amount of the notes outstanding that is acceptable to each rating agency then rating the notes.

INVESTMENT OF FUNDS HELD BY INDENTURE TRUSTEE

     Upon our order, the indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture. In the absence of an order from the administrator, and to the extent practicable, the indenture trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

     Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the Revenue Fund on each payment date and will be treated as collections of interest on the student loans.

     The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with our investment instructions in a non-negligent manner.


                             BOOK-ENTRY REGISTRATION

     Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

     The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

     Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes;

The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

     Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to SLC Student Loan Trust-I, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

     Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or SLC Student Loan Trust-I, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of SLC Student Loan Trust-I, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

     The Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to SLC Student Loan Trust-I or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

     Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank

S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

     Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Transfers between participants in The Depository Trust Company will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant in The Depository Trust Company will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

     Cross-market transfers between persons holding directly or indirectly through Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

     The Depository Trust Company has advised SLC Student Loan Trust-I that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

     Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither SLC Student Loan Trust-I, The Student Loan Corporation, the depositor, the subservicers, the indenture trustee nor the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to

     o the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant,

     o the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes,

     o the delivery by any The Depository Trust Company participant, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture or the trust agreement to be given to noteholders, or

     o any other action taken by The Depository Trust Company as the noteholder.

     The administrator may decide to discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository. In that event, note certificates are to be printed and delivered.


                      ADDITIONAL NOTES AND OTHER BORROWINGS

     We may, pursuant to the provisions of the indenture, issue from time to time additional notes secured by the trust estate on a parity with or subordinate to either the Class A notes, the Class B notes or the Class C notes, if any, then outstanding. In addition, we may borrow funds secured by the student loans pledged to the indenture trustee if the payment of interest and principal on the borrowings is subordinate to payments of interest, principal and required Reserve Fund amounts with respect to the notes under the indenture. We may enter into any derivative product we deem necessary or desirable with respect to any or all of the notes. We may take those actions without the approval of the holders of any outstanding notes.

     We will not issue additional notes or borrow funds unless the following conditions have been satisfied:


     o SLC Student Loan Trust-I and the indenture trustee have entered into a supplemental indenture providing, in the case of additional notes, the terms and forms of the additional notes, and in the case of a borrowing, the provisions for repayment of the borrowing from the amounts under the indenture.

     o The indenture trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes and the borrowing.

     o The indenture trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes or borrowings (and any other conditions to such actions included in the indenture or any other supplemental indenture) have been satisfied.

     The indenture trustee is authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes or borrowing.


                       SUMMARY OF THE INDENTURE PROVISIONS

     We will issue the notes pursuant to an indenture of trust between us and the indenture trustee. Each series of notes will be issued pursuant to a supplemental indenture of trust applicable to that series as indicated in a prospectus supplement. The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

     The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes. However, the Class A notes have priority over the Class B notes and the Class C notes with respect to payments of principal and interest, and the Class B notes have priority over the Class C notes with respect to payments of principal and interest.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

     Student loans may be sold or otherwise disposed of by the indenture trustee free from the lien of the indenture to the extent required by the Higher Education Act or other applicable laws.

     Prior to any sale we will provide an order to the indenture trustee stating the sale price and directing that student loans be sold or otherwise disposed of and delivered. We will also deliver to the indenture trustee a certificate signed by an authorized representative of the administrator to the effect that the disposition price is equal to or in excess of the principal amount of the student loans to be sold or disposed of (plus accrued interest) or equal to or in excess of the purchase price paid by SLC Student Loan Trust-I for such student loans (less principal payments received with respect to such student loans), whichever is lower, or that the sale of the student loans was required to be made by applicable law at a time when such price was not obtainable and that the administrator has used commercially reasonable efforts to maximize proceeds of such sale.

SEGREGATION OF FUNDS; PRIORITY OF LIEN

     We will not commingle the funds created under the indenture with funds, proceeds or investment of funds relating to other issues or series of notes issued by us or any borrowings by us, except to the extent such commingling is required by the indenture trustee for ease in administration of its duties and responsibilities. Should the indenture trustee require this permitted commingling, it will keep complete records in order that the funds, proceeds or investments under the indenture may at all times be identified by source and application, and if necessary, separated.

     The revenues and other money, student loans and other assets pledged under the indenture are and will be owned by SLC Student Loan Trust-I free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture. Except as otherwise provided in the indenture, SLC Student Loan Trust-I:

     o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

     o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

     o will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

DERIVATIVE PRODUCTS AND DERIVATIVE PAYMENTS

     We are authorized under the indenture to enter into a derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to us on specified payment dates in specified amounts. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any of the notes.

     If any payment to a counterparty under a derivative product would result in a deficiency in the amounts required to make payments to the registered owners of the notes on a note payment date, then the indenture trustee will delay the making of the payment to the counterparty until the first date on which sufficient funds are available to make the payment or until the next note payment date, whichever is earlier.

REPRESENTATIONS AND WARRANTIES OF SLC STUDENT LOAN TRUST-I

     We represent and warrant in the indenture that:

     o we are duly authorized under the laws of the State of Delaware to create and issue the notes and to execute and deliver the indenture and any derivative product, and to pledge collateral under the indenture to the payment of notes and any company derivative payments under the indenture;

     o all necessary action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

     o the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of SLC Student Loan Trust-I secured by and payable solely from the trust estate.

FURTHER COVENANTS

     We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we have granted under the indenture.

     Upon written request of the indenture trustee, we will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of not less than a majority of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

     We will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the indenture trustee and each rating agency within 150 days of the close of each fiscal year. The indenture trustee is not obligated to review or otherwise analyze those audits.

     Each month, the administrator will provide to the indenture trustee for the indenture trustee to forward to each registered owner, a statement setting forth information with respect to the notes and student loans as of the ending of the preceding month, including the following:

     o the amount of principal payments made with respect to each class of notes during the preceding month;

     o the amount of interest payments made with respect to each class of notes during the preceding month;

     o the principal balance of financial student loans as of the close of business on the last day of the preceding month;

     o    the aggregate outstanding principal amount of the notes of each class;

     o the interest rate for the applicable class of notes with respect to each interest payment;

     o the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

     o the aggregate market value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding month.

     A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee.

ENFORCEMENT OF SERVICING AGREEMENT

     We will diligently enforce all terms, covenants and conditions of the servicing agreement, including the prompt payment of all amounts due from the servicer under the servicing agreement. We will not permit the release of the obligations of the servicer under the servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the indenture trustee. We will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH RESPECT TO THE HIGHER EDUCATION ACT

     We will verify that the indenture trustee is, or replace the indenture trustee with, an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

     We are responsible, directly or through the servicer, for each of the following actions with respect to the Higher Education Act:

     o Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

     o Diligently enforcing, and taking all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

     o Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

     o Complying with, and causing all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans; and

     o Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee.

CONTINUED EXISTENCE; SUCCESSOR

     We will preserve and keep in full force and effect our existence, rights and franchises as a Delaware business trust. We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into any corporation or other entity, or permit one or more other corporations or entities to consolidate with or merge with us. These restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than SLC Student Loan Trust-I, by proper written instrument for the benefit of the indenture trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of SLC Student Loan Trust-I under the indenture and the rating agencies rating the notes confirm in writing that the transaction will not result in a downgrade of the rating of any notes.

EVENTS OF DEFAULT

     For purposes of the indenture, each of the following events is defined as an event of default:

     o default in the due and punctual payment of the principal of or interest on any of the Class A notes when due or failure to make any payment due under any other senior obligations under the indenture when due;

     o if no senior obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of the Class B notes when due;

     o if no senior obligations or subordinate obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of the Class C notes when due;

     o if no senior obligations or subordinate obligations are outstanding under the indenture, failure to make any payment due under any other junior-subordinate obligations under the indenture when due;

     o default by SLC Student Loan Trust-I in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof by the indenture trustee to SLC Student Loan Trust-I; and

     o the occurrence of an Event of Bankruptcy with respect to the SLC Student Loan Trust-I.

     Failure to pay carryover amounts or interest on carryover amounts shall not constitute an event of default.

     Additional events of default may be added to the indenture by any supplemental indenture.

REMEDIES ON DEFAULT

     Possession Of Trust Estate. Upon the happening of any event of default, the indenture trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of SLC Student Loan Trust-I or otherwise, conduct the business of SLC Student Loan Trust-I and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest of the money received by the indenture trustee as follows, or as otherwise specified in the related prospectus supplement:

     If the principal of none of the obligations under the indenture shall have become due,

     o first, to the payment of the interest in default on the Class A notes and to the payment of all derivative payments secured on a parity with the Class A notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, and

     o second, to the payment of the interest in default on the Class B notes and to the payment of all derivative payments secured on a parity with the Class B notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

     o third, to the payment of the interest in default on the Class C notes and to the payment of all derivative payments secured on a parity with the Class C notes, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference; and

     o fourth, to the payment of the interest in default on any borrowings and to the payment of all derivative payments secured on a parity with any borrowings, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference.

     If the principal of any of the obligations under the indenture shall have become due by declaration of acceleration or otherwise,

     o first, to the payment of the interest in default on the Class A notes and all derivative payments secured on a parity with the Class A notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

     o second, to the payment of the principal of all Class A notes then due and all derivative payments secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

     o third, to the payment of the interest in default on the Class B notes and all derivative payments secured on a parity with the Class B notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

     o fourth, to the payment of the principal of all Class B notes then due and all derivative payments secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

     o fifth, to the payment of the interest in default on the Class C notes and all company derivative payments secured on a parity with such Class C notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

     o sixth, to the payment of the principal of all Class C notes then due and any derivative payment on a parity with the Class C notes which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

     o seventh, to the payment of the interest in default on any borrowings and all company derivative payments secured on a parity with such borrowings then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments, and

     o eighth, to the payment of the principal of all borrowings then due and any derivative payment on a parity with any borrowings which payments will be made ratably to the parties entitled to the payments without discrimination or preference.

     Sale Of Trust Estate. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the indenture.

     Appointment Of Receiver. If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

     Accelerated Maturity. If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall declare, the principal of all then outstanding obligations issued under the indenture, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default other than a default in making payments when due requires the consent of a majority of the registered owners of each priority of obligations then outstanding.

     Direction Of Indenture Trustee. If an event of default occurs, the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the indenture trustee to institute any proceedings, which in the indenture trustee's opinion, would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

     Right To Enforce In Indenture Trustee. No registered owner of any obligation issued under the indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under the indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after

     o the registered owners of at least 25% of the notes shall have previously given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof,

     o the registered owners of at least 25% of the notes shall have made a written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

     o the indenture trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

     In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the trust, the indenture trustee, the depositor, the seller, the administrator, the servicer or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

     Waivers Of Events Of Default. The indenture trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provisions are made for payment of all arrears of interest or all arrears of payments of principal, and all expenses incurred by the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE INDENTURE TRUSTEE

     Acceptance Of Trust. The indenture trustee has accepted the trusts imposed upon it by the indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

     o Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture. In the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture.

     o In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     o Before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the indenture trustee.

     Indenture Trustee May Act Through Agents. The indenture trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by SLC Student Loan Trust-I.

     Duties of Indenture Trustee. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event of default under the indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or an authorized representative of the SLC Student Loan Trust-I.

     However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or SLC Student Loan Trust-I in all other cases, for all fees, costs, expenses, liabilities, outlays, counsel fees and other reasonable disbursements properly incurred, unless such disbursements are adjudicated to have resulted from the negligence or willful misconduct of the indenture trustee.

     If SLC Student Loan Trust-I or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Revenue Fund.

     Compensation Of Indenture Trustee. SLC Student Loan Trust-I will pay to the indenture trustee compensation for all services rendered by it under the indenture, and also all of its reasonable expenses, charges, and other disbursements.

     Resignation Of Indenture Trustee. The indenture trustee may resign and be discharged from the trust created by the indenture by giving to SLC Student Loan Trust-I written notice specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor indenture trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the provisions of the indenture.

     Removal Of Indenture Trustee. The indenture trustee may be removed

     o at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under the indenture;

     o by SLC Student Loan Trust-I for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

     o by SLC Student Loan Trust-I without cause so long as no event of default exists or has existed within the last 30 days.

     In the event an indenture trustee is removed, removal shall not become effective until

     o    a successor indenture trustee shall have been appointed; and

     o    the successor indenture trustee has accepted that appointment.

     Successor Indenture Trustee. If the indenture trustee resigns, is removed, dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, a successor indenture trustee may be appointed by SLC Student Loan Trust-I. In this case SLC Student Loan Trust-I will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

     Every successor indenture trustee

     o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

     o    will have a reported capital and surplus of not less than $50,000,000;

     o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

     o will be an eligible lender under the Higher Education Act, so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act, with respect to the student loans originated under the Higher Education Act.

     Merger Of The Indenture Trustee. Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under the indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

         SUPPLEMENTAL INDENTURES

  Supplemental Indentures Not Requiring Consent Of Registered Owners. SLC Student Loan Trust-I and the indenture trustee may, without the consent of or notice to any of the registered owners of any obligations outstanding under the indenture, enter into any indentures supplemental to the indenture for any of the following purposes:

     o    to cure any ambiguity or formal defect or omission in the indenture;

     o to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

     o to subject to the indenture additional revenues, properties or collateral;

     o to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust-Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by the Trust-Indenture Act of 1939 or similar federal statute which, in the opinion of the indenture trustee or its counsel are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

     o to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture, or any additional or substitute guarantee agency or servicer;

     o to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of SLC Student Loan Trust-I's student loan program in conformance with the Higher Education Act;

     o to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

     o to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

     o to provide for the issuance of notes or subordinate indebtedness pursuant to the provisions of the indenture, including the creation of appropriate funds and accounts, with respect to such notes or subordinate indebtedness;

     o to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

     o to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

     o to amend the indenture to allow for any of the notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendment to provide for repayment to the provider of the credit support on a parity with any notes or derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

     o to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the ratings on any of the notes;

     o to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

     o to make any other change which, in the judgment of the indenture trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

     Supplemental Indentures Requiring Consent Of Registered Owners. Any amendment of the indenture other than those listed above must be approved by the registered owners of a majority of the principal amount of each class of affected notes then outstanding under the indenture.

     None of the changes described below may be made in a supplemental indenture without the consent of at least a majority of the registered owners of each class of affected note and each affected derivative product then outstanding:

     o an extension of the maturity date of the principal of or the interest on any obligation, or

     o a reduction in the principal amount of any obligation or the rate of interest thereon, or

     o a privilege or priority of any obligation under the indenture over any other obligation, or

     o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

     o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

TRUST IRREVOCABLE

     The trust created by the terms and provisions of the indenture is irrevocable until the principal of and the interest due on all obligations under the indenture and all derivative payments are fully paid or provision is made for its payment, as provided in the indenture.

SATISFACTION OF INDENTURE

     If the registered owners of the notes and any other obligations issued under the indenture are paid all the principal of and interest due on the notes and any other obligations, at the times and in the manner stipulated in the indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to SLC Student Loan Trust-I instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

     Notes and any other obligations issued under the indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

     Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.


                        DESCRIPTION OF CREDIT ENHANCEMENT


GENERAL

     Credit enhancement may be provided with respect to one or more classes of the notes of any series. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

     The presence of a reserve fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

SUBORDINATE NOTES

     The notes will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class B noteholders and the Class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

LETTER OF CREDIT

     If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

NOTE INSURANCE AND SURETY BONDS

     If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

RESERVE FUND

     In addition to the Reserve Fund described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note, letters of credit, other contingent investments or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such Reserve Fund. The Reserve Fund for a series may also be funded over time by depositing in the Reserve Fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

     Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent described in the related prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a Reserve Fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a Reserve Fund in excess of any specified Reserve Fund requirement may be released from the Reserve Fund under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

     Additional information concerning any Reserve Fund is to be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to noteholders and use of investment earnings, if any, from the Reserve Fund.


              THE STUDENT LOAN PROGRAM OF SLC STUDENT LOAN TRUST-I


GENERAL

     The Student Loan Corporation, as seller, will transfer the student loans to SLC Student Loan Receivables I, Inc. in a transaction which will be part sale and part contribution to capital. Student Loan Receivables I, Inc., as depositor, will transfer the loans to the SLC Student Loan Trust-I, a trust established by the depositor in exchange for the net proceeds from the sale of the notes and the equity interest in the SLC Student Loan Trust-I. On the closing date of each student loan sale, The Student Loan Corporation will sell and assign to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the loan sale and contribution agreement, its entire interest in the student loans and all collections received and to be received with respect thereto for the period on and after the cut-off date provided for pursuant to the loan sale and contribution agreement. Immediately upon giving effect to that sale, the depositor will transfer and assign to the eligible lender trustee on behalf of the SLC Student Loan Trust-I, without recourse, except as provided in the loan sale and contribution agreement, its entire interest in the same student loans and all collections received and to be received with respect thereto for the period on and after the cut-off date and all of its rights under its loan sale and contribution agreement with The Student Loan Corporation.

     The student loans serving as collateral for the series of notes issued from time to time pursuant to the indenture or any supplement indenture will be selected from the portfolio of student loans held by The Student Loan Corporation by several criteria, including:

     o each student loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under Federal Family Education Loan Program;

     o each student loan was originated in the United States of America, its territories or its possessions in accordance with Federal Family Education Loan Program;

     o each student loan was originated not less than 90 days prior to being transferred to the trust;

     o each student loan contains terms required by the program and the applicable guarantee agreements;

     o each student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods; and

     o each student loan satisfies any other criteria set forth in the related prospectus supplement.

     The same eligible lender trustee will act as eligible lender for both the depositor and the SLC Student Loan Trust-I. Each student loan will be identified in a schedule appearing as an exhibit to the loan sale and contribution agreement.

     The Student Loan Corporation will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan sale and contribution agreement, including the following:

     o each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

     o The Student Loan Corporation is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

     o the information provided with respect to the student loans is true and correct as of the cut-off date or the statistical cut-off date, as appropriate;

     o each student loan, on the date on which it was transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

     o each loan to be sold under the student loan sale and contribution agreement is guaranteed by a guarantee agency under the Federal Family Education Loan Program;

     o The Student Loan Corporation and any independent servicer have each exercised and shall continue to exercise, until the scheduled sale and contribution date, due diligence and reasonable care in making, administering, servicing and collecting the loans;

     o The Student Loan Corporation, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected; and

     o The Student Loan Corporation or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

     At the request of SLC Student Loan Trust-I or the indenture trustee, The Student Loan Corporation will be obligated to repurchase or substitute any loan transferred to the depositor from The Student Loan Corporation and transferred to SLC Student Loan Trust-I if:

     o certain representations or warranties made or furnished by The Student Loan Corporation in or pursuant to its respective student loan sale and contribution agreement shall prove to have been materially incorrect as to the loan;

     o the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the transfer of the loan to SLC Student Loan Trust-I; or

     o on account of any wrongful or negligent act or omission of The Student Loan Corporation, the originating lender or its or their servicing agents that occurred prior to the transfer of a loan to SLC Student Loan Trust-I, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

     Upon the occurrence of any of the conditions set forth above and upon the request of SLC Student Loan Trust-I or the indenture trustee, The Student Loan Corporation will be required to pay to the indenture trustee 98% of an amount equal to the sum of the then outstanding principal balance of such loan, plus 98% of all interest accrued and unpaid on such loan, plus 100% of the applicable special allowance payments accrued and unpaid with respect to such loan from the applicable loan purchase date to and including the date of repurchase, plus all amounts owed to the Secretary of Education with respect to the repurchased loan or such greater amount as may be specified in the prospectus supplement.


ADDITIONAL FUNDINGS


     Following the closing date, using the note proceeds, the depositor will be obligated from time to time to purchase from The Student Loan Corporation certain student loans, subject to the criteria set forth in "The Student Loan Program of SLC Student Loan Trust-I - General" in this prospectus. The trust will be obligated to purchase from the depositor any additional student loans purchased by the depositor in accordance with its obligations.

     During the period from the closing date until the first to occur of (a) the payment date on which the amount on deposit in the Acquisition Fund is less than $100,000, (b) an event of default occurring under the indenture, a servicer default occurring under the servicing agreement or an administrator default occurring under the administration agreement, (c) an Event of Bankruptcy occurring with respect to the depositor or The Student Loan Corporation, or (d) the last day of the collection period preceding the payment date specified in the prospectus supplement, each purchase of a student loan will be funded by means of a transfer from the Acquisition Fund of an amount equal to the sum of the principal balance of such loan owed by the related borrower plus accrued borrower interest thereon.

     As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in this prospectus, borrowers may consolidate additional student loans with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any additional student loans, the related student loan may, in certain cases, have a different interest rate and a different final payment date. Any additional student loans added to Federal Consolidation Loans in the trust will be funded by means of a transfer from the Reserve Fund of the amount required to repay in full any student loans that are being discharged in the consolidation process.


SLC STUDENT LOAN TRUST-I

     SLC Student Loan Trust-I, is a bankruptcy remote, limited purpose Delaware business trust organized by the depositor under the laws of the State of Delaware, for the transactions described in this prospectus and in the related prospectus supplement. The property of the trust will consist of:

     o a pool of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee on behalf of the trust;

     o all funds collected or to be collected in respect of the student loans, including any payments made under the guarantee agreements covering the loans, on or after the applicable cut-off date specified in the related prospectus supplement, including interest accrued on the student loans prior to the cut-off date whether or not to be capitalized (but excluding special allowance payments and interest subsidy payments accrued prior to the cut-off date); and

     o all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the notes.

     To the extent provided in the applicable prospectus supplement, the notes will be secured by the property of the trust. To facilitate servicing and to minimize administrative burden and expense, the servicer or sub-servicer will be appointed the custodian of the promissory notes representing the student loans for the trust and the eligible lender trustee.

     The principal offices of the trust and the eligible lender trustee will be specified in the applicable prospectus supplement.

     ELIGIBLE LENDER TRUSTEE

     The eligible lender trustee for the trust will be the entity specified in the related prospectus supplement. The eligible lender trustee on behalf of the trust will acquire legal title to all the related student loans acquired under the related loan sale and contribution agreement and will enter into a guarantee agreement with each of the guarantors with respect to the student loans. The eligible lender trustee will qualify as an eligible lender and owner of all the federal student loans held by the trust for all purposes under the Higher Education Act and the guarantee agreements. Failure of the federal student loans to be owned by an eligible lender would result in the loss of any guarantee payments from any guarantor and any federal assistance with respect to the federal student loans. An eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related loan sale and contribution agreement. An eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee.

     The administrator of a trust may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee under the related trust agreement or if the eligible lender trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     SLC STUDENT LOAN RECEIVABLES I, INC.

     SLC Student Loan Receivables I, Inc., the depositor, is a bankruptcy remote wholly owned, special purpose subsidiary of The Student Loan Corporation, formed to purchase student loans originated or acquired by The Student Loan Corporation and to transfer these student loans to SLC Student Loan Trust-I. Because the depositor is not an institution eligible to hold legal title to student loans, an interim eligible lender trustee specified in the related prospectus supplement will hold legal title to the student loans on behalf of the depositor.

     By forming the depositor to acquire the student loans being transferred to the trust, The Student Loan Corporation has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of The Student Loan Corporation. As a separate, limited-purpose entity, the depositor's incorporation documents contain limitations including:

     o    restrictions on the nature of its business; and

     o a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

     Among other things, the depositor will maintain its separate corporate identity by:

     o maintaining records and books of accounts separate from those of The Student Loan Corporation;

     o refraining from commingling its assets with the assets of The Student Loan Corporation; and

     o refraining from holding itself out as having agreed to pay, or being liable for, the debts of The Student Loan Corporation.

     We have structured the transactions described in this prospectus to assure that the transfer of the student loans by The Student Loan Corporation to the depositor constitutes a "true sale" of the student loans to the depositor. If the transfer constitutes a "true sale" the student loans and related proceeds would not be property of The Student Loan Corporation should it become subject to any insolvency law.

     Upon each issuance of notes, the transferring depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by The Student Loan Corporation to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of The Student Loan Corporation under the insolvency laws.

     The transferring depositor will also represent and warrant that each transfer of student loans by the depositor to the trust is a valid sale and contribution of those loans. The transferring depositor and The Student Loan Corporation will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by either the depositor or the trust.

     THE STUDENT LOAN CORPORATION

     The Student Loan Corporation, the seller and servicer, originates, holds and services federally insured student loans through a trust agreement with Citibank (New York State), a subsidiary of Citicorp, an indirect wholly-owned subsidiary of Citigroup Inc. The Student Loan Corporation is one of the nation's largest originators/holders of loans originated under the Federal Family Education Loan Program, authorized by the Department of Education under the Federal Higher Education Act. The Student Loan Corporation also holds student loans that are not insured under the Federal Higher Education Act.

     The Student Loan Corporation was incorporated under the laws of the State of Delaware on November 4, 1992 and commenced operations on December 22, 1992. For more than 25 years prior to December 22, 1992, The Student Loan Corporation operated as a division of Citibank (New York State). On December 22, 1992, the assets of The Student Loan Corporation, as a division of Citibank (New York State), were exchanged with Citibank (New York State) for 20 million shares of The Student Loan Corporation's common stock and The Student Loan Corporation's agreement to pay approximately $2.8 billion to Citibank (New York State) and to assume certain obligations of Citibank (New York State). On December 23, 1992, Citibank (New York State) sold four million shares of its holdings of The Student Loan Corporation common stock in an initial public offering and currently Citibank (New York State) continues to own 80% of The Student Loan Corporation's outstanding common stock.

SERVICING OF STUDENT LOANS

     THE ELIGIBLE LENDER TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO SLC STUDENT LOAN TRUST-I AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE ELIGIBLE LENDER TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE ELIGIBLE LENDER TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY FOR ANY ACTION OR INACTION OF SLC STUDENT LOAN TRUST-I OR ANY OTHER PARTY IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

THE SERVICING AGREEMENT

     We have entered into a servicing agreement with The Student Loan Corporation which continues until the earlier of

     o    termination of the indenture;

     o early termination after material default by the servicer as provided for in the servicing agreement; or

     o the student loans serviced under the servicing agreement having been paid in full.

     Under the servicing agreement, the servicer is responsible for servicing, and performing all other related tasks with respect to, all the student loans acquired from time to time on behalf of the trust. The servicer is responsible for performing all services and duties customary to the servicing of student loans including all collection practices, to do so in the same manner as the servicer has serviced student loans for parties other than the trust and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws. The servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The servicer may perform its servicing obligations under the servicing agreement through one or more subservicing agreements with other eligible third-party servicers under the Higher Education Act.

     Without limiting the foregoing, the duties of the servicer with respect to the trust under the servicing agreement include, but are not limited to, the following:


     o collecting and depositing into the Revenue Fund all payments with respect to the student loans, including claiming and obtaining any guarantee payments, any interest subsidy payments and special allowance payments with respect to the student loans,

     o    responding to inquiries of borrowers on the student loans,

     o    investigating delinquencies,

     o    pursuing, filing and collecting any program payments,

     o    accounting for collections,

     o    furnishing monthly and annual statements to the trustees, and

     o paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

SERVICER COVENANTS

     The servicer will agree that:

     o it will satisfy all of its obligations relating to the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

     o it will not permit any rescission or cancellation of a student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

     o    it will do nothing to impair the rights of the noteholders; and

     o it will not reschedule, revise, defer or otherwise compromise payments due on any student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the student loans.

     Upon the discovery of a breach of certain covenants that have a materially adverse effect on the interest of the trust, the servicer will be obligated to purchase or substitute that student loan unless the breach is cured within the applicable cure period specified in the servicing agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a student loan will not be considered to have a material adverse effect.

     The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

SERVICING COMPENSATION

     The servicer will receive a servicing fee for each period in an amount specified in the prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the prospectus supplement. The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior payment dates, will have a payment priority over the notes.

MATTERS REGARDING THE SERVICER

     The servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the servicing agreement.

     The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or the noteholders for taking any action or for refraining from taking any action pursuant to the servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each servicing agreement will, however, provide that the servicer may undertake any reasonable action that it deems necessary or desirable in respect of the servicing agreement and the interests of the noteholders.

     Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement.

SERVICER DEFAULT

     A servicer default under the servicing agreement will consist of:

     o any failure by the servicer to deliver to the indenture trustee for deposit in any of the trust accounts any required payment, which failure continues unremedied for 3 business days after written notice of such failure is received by the servicer from the eligible lender trustee, the indenture trustee or the administrator or after discovery of such failure by an officer of the servicer; or

     o any breach of a representation or warranty of the servicer contained in the servicing agreement or failure by the servicer to observe or to perform in any material respect any term, covenant or agreement set forth in the servicing agreement, which breach or failure shall (i) materially and adversely affect the rights of the noteholders or any derivative product counterparties and (ii) continue unremedied for a period of 60 days after the date of discovery of such failure by an officer of the servicer or on which written notice of such breach or failure, requiring the same to be remedied, shall have been given (A) to the servicer, by the indenture trustee, the eligible lender trustee or the administrator, or (B) to the servicer, the indenture trustee and the eligible lender trustee by holders of 25% or more of the notes; or

     o    the occurrence of an Event of Bankruptcy involving the servicer; or

     o any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

     A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected student loans and to pay to the trust the amount of any program payments lost as a result of the servicer's actions.

RIGHTS UPON SERVICER DEFAULT

     As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes, by notice then given in writing to the servicer (and to the indenture trustee and the eligible lender trustee if given by the noteholders) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders, and not the eligible lender trustee, will have the ability to remove the servicer if a default occurs while the notes are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

     The predecessor servicer shall cooperate with the successor servicer, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts held by the servicer for deposit at the time of transfer. All reasonable costs and expenses incurred in connection with transferring the student loans to the successor servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.

     If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

WAIVER OF PAST DEFAULTS

     The holders of a majority of the outstanding notes, in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any servicer default arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

     SLC Student Loan Trust-I may designate another servicer with respect to its student loans. Any servicer, other than The Student Loan Corporation, may be appointed only if the rating agencies rating the notes provide written confirmation that the appointment of the new servicer will not adversely affect the rating on any of the notes.

ADMINISTRATION OF THE STUDENT LOANS

     We have entered into an administration agreement with The Student Loan Corporation. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and loan sale and contribution agreement. These services include:

     o directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

     o preparing, based on periodic data received from the servicer, and providing annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

     o providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the loan sale and contribution agreement.

     As compensation, the administrator will receive an administration fee specified in the prospectus supplement.

     The Student Loan Corporation may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes. No resignation will become effective until a successor administrator has assumed The Student Loan Corporation's duties under the administration agreement.

ADMINISTRATOR DEFAULT

     An administrator default under the administration agreement will consist of:

     o any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for 5 business days after notice or discovery; or

     o any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in the administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given to the administrator; or

     o    the occurrence of an Event of Bankruptcy involving the administrator;
          or

     o any representation or warranty made by the administrator in the administration agreement or a related agreement, shall prove to be untrue or incomplete in any material respect.

RIGHTS UPON ADMINISTRATOR DEFAULT

     As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement.

     The predecessor administrator shall cooperate with the successor administrator, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the predecessor administrator under the administration agreement. All reasonable costs and expenses incurred in connection with such transfer of responsibilities shall be paid by the predecessor administrator upon presentation of reasonable documentation of such costs and expenses. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement.

     If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes.

EVIDENCE AS TO COMPLIANCE

     The administration agreement will provide that a firm of independent public accountants will furnish to the trust, the eligible lender trustee, indenture trustee and any derivative product counterparties an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

     The administration agreement will require the administrator to deliver to the trust, the eligible lender trustee, indenture trustee and any derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

     You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.

WAIVER OF PAST DEFAULTS

     The holders of a majority of the outstanding notes, in the case of any administrator default which does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the administrator. Upon any such waiver of a past default, such default shall cease to exist, and any administrator default arising therefrom shall be deemed to have been remedied for every purpose of the administration agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM


THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

     The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

     The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

     Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

     o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

     o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

     o has agreed to promptly notify the holder of the loan of any address change; and

     o    meets the applicable "needs" requirements.

     Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

     The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

     Four types of loans are currently available under the Federal Family Education Loan Program:

     o    Subsidized Federal Stafford Loans,

     o    Unsubsidized Federal Stafford Loans,

     o    Federal PLUS Loans and

     o    Federal Consolidation Loans

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

     The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan. Students who are not eligible for Subsidized Federal Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Federal Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Subsidized Federal Stafford Loans.

SUBSIDIZED FEDERAL STAFFORD LOANS

     General. Subsidized Federal Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Federal Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

     Subsidized Federal Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Federal Stafford Loans for secondary market acquisition.

     Interest Rates For Subsidized Federal Stafford Loans. For a Subsidized Federal Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

     (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

     (2) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983;

     (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

     (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

     (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

     For a Subsidized Federal Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

     (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Subsidized Federal Stafford Loan 8% per annum or

     (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

          o 7% per annum in the case of a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clause (1) above;

          o    8% per annum in the case of

          o a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clause (3) above,

          o a Subsidized Federal Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

          o a Subsidized Federal Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Subsidized Federal Stafford Loan or an Unsubsidized Federal Stafford Loan;

     o 9% per annum in the case of a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Subsidized Federal Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Subsidized Federal Stafford Loan or an Unsubsidized Federal Stafford Loan; and

     o 10% per annum in the case of a Subsidized Federal Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

     The interest rate on all Subsidized Federal Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Subsidized Federal Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods, the formula described in clause
(7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

     For Subsidized Federal Stafford Loans made on or after July 1, 1998 but before July 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

     For loans made on or after July 1, 2003, the applicable interest rate will be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED FEDERAL STAFFORD LOANS

     General. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum and their Subsidized Federal Stafford Loan eligibility through the Unsubsidized Federal Stafford Loan program. The general requirements for Unsubsidized Federal Stafford Loans are essentially the same as those for Subsidized Federal Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Federal Stafford Loans are the same as the Subsidized Federal Stafford Loans. However, the terms of the Unsubsidized Federal Stafford Loans differ materially from Subsidized Federal Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Federal Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Federal Stafford Loan without regard to need.

     Interest Rates For Unsubsidized Federal Stafford Loans. Unsubsidized Federal Stafford Loans are subject to the same interest rate provisions as Subsidized Federal Stafford Loans.

FEDERAL PLUS LOANS

     General. Federal PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For Federal PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to Federal PLUS Loans are similar to those of Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, Federal PLUS Loans differ significantly from Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal PLUS Loan program and special allowance payments are more restricted.

     Interest Rates For Federal PLUS Loans. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a Federal PLUS Loan:

     o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

     o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

     o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

     o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

     o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

     o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum; or

     o made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

     o made on or after July 1, 2003, the applicable rate under current law will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum. Rates effective on Federal PLUS Loans made after July 1, 2003 are subject to change by action of the United States Congress.

     For any 12-month period beginning on July 1, 2001 or any succeeding year, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week before such June 26, will be substituted for the 52-week Treasury bill as the index for interest rate calculations.

FEDERAL SLS LOANS

     General. Federal SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a Federal PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for Federal SLS Loans was determined without regard to need. Federal SLS Loans are similar to Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, Federal SLS Loans differ significantly from

Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal SLS Loan program and special allowance payments are more restricted.

     Interest Rates For Federal SLS Loans. The applicable interest rates on Federal SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Federal PLUS Loans made at the same time. For Federal SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Federal PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

FEDERAL CONSOLIDATION LOANS

     General. The Higher Education Act authorizes a program under which borrowers may be eligible to consolidate their various student loans into a single loan that is insured and reinsured on a basis similar to Federal Stafford Loans and PLUS loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on various individual student loans. Loans that can be consolidated include the Federal Family Education Loan Program Loans, Perkins Loans, Health Professional Student Loan Programs, Nursing Student Loans and Health Education Assistance Loans. To be eligible for a Consolidation Loan, a borrower must:

     o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

     o    be in repayment status or in a grace period, or

     o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

     A married couple who agree to be jointly liable on a Federal Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Federal Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, Federal PLUS Loans could not be included in the Consolidation Loan. For Federal Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

     Interest Rates For Federal Consolidation Loans. A Federal Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Federal Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Federal Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Federal Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Federal Consolidation Loans made on or after October 1, 1998 and before July 1, 2003 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest 1/8th of 1%. For a discussion of required payments that reduce the return on Federal Consolidation Loans, see "Fees--Rebate Fees on Federal Consolidation Loans" in this prospectus.

MAXIMUM LOAN AMOUNTS

     Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Federal Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Federal Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

     Loan Limits For Subsidized Federal Stafford Loans And Unsubsidized Federal Stafford Loans. Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans, including that portion of a Federal Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

     Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Federal Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Federal Stafford Loans which a borrower could have outstanding, including that portion of a Federal Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

     Loan Limits For Federal PLUS Loans. For Federal PLUS Loans made on or after July 1, 1993, the amounts of Federal PLUS Loans are limited only by the student's unmet need. Prior to that time Federal PLUS Loans were subject to limits similar to those of Federal SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

     Loan Limits For Federal SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education can borrow an Federal SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students can borrow up to $10,000 per year. Federal SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, Federal SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of Federal SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of Federal SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of Federal SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Federal Stafford Loans".

DISBURSEMENT REQUIREMENTS

     The Higher Education Act now requires that virtually all Federal Stafford Loans and Federal PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than 30 days after the enrollment period begins.

REPAYMENT

     Repayment Periods. Loans made under the Federal Family Education Loan Program, other than Federal Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding Federal Family Education Loan Program loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Federal Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Federal Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Federal Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

     In the case of Federal SLS, PLUS and Consolidation Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an Federal SLS Loan who also has a Stafford Loan may defer repayment of the Federal SLS Loan to coincide with the commencement of repayment of the Subsidized Federal Stafford Loan or Unsubsidized Federal Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

     Each student loan provides for amortization of its outstanding principal balance over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable deferral periods or forbearance periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the student loan.

     Income Sensitive Repayment Schedules. Since 1992, lenders of Federal Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and Federal SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. SLC Student Loan Trust-I may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

     Deferment Periods. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

     o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

     o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

     o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

     o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under
          Section 501(c)(3) of the Code;

     o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

     o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

     o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

     o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

     o during a period, not in excess of 6 months, while the borrower is on parental leave; and

     o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

     For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

     o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary of Education;

     o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

     o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

     Prior to the 1992 changes, only certain of the deferment periods described above were available to Federal PLUS Loan borrowers, and only certain deferment periods were available to Federal Consolidation Loan borrowers. Prior to the 1986 changes, Federal PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the maximum term.

     Forbearance Period. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

     Interest Payments During Grace, Deferment and Forbearance Periods. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

FEES

     Guarantee Fee. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Federal Consolidation Loans. However, borrowers may be charged an insurance fee to cover the costs of increased or extended liability with respect to Federal Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Federal Stafford Loans.

     Origination Fee. An eligible lender is authorized to charge the borrower of a Subsidized Federal Stafford Loan, an Unsubsidized Federal Stafford Loan or Federal PLUS Loan an origination fee in an amount not to exceed 5% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Federal Stafford Loan an or a Federal PLUS Loan origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

     Lender Origination Fee. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

     Rebate Fee On Federal Consolidation Loans. The holder of any Federal Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Federal Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to
 .62%.

INTEREST SUBSIDY PAYMENTS

     Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Subsidized Federal Stafford Loans and Federal Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Federal Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Subsidized Federal Stafford Loans, except that Federal Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Federal Consolidation Loan that repays Subsidized Federal Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

     The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

SPECIAL ALLOWANCE PAYMENTS

     The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

     Federal Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans. The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

                       Date of Loans                                           Annualized SAP Rate
---------------------------------------------------------- -------------------------------------------------------------
On or after October 1, 1981                                  T-Bill Rate less Applicable Interest Rate + 3.5%
On or after November 16, 1986                                T-Bill Rate less Applicable Interest Rate + 3.25%
On or after October 1, 1992                                  T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995                                     T-Bill Rate less Applicable Interest Rate + 2.5%(1)
On or after July 1, 1998                                     T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000 and before July 1, 2003          3-Month Commercial Paper Rate less Applicable Interest
                                                             Rate + 2.34%(3)

------------------

(1) Applies to Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans prior to the time such loans enter repayment and during any Deferment Periods

(2)  Substitute 2.2% in this formula while such loans are in the grace period.

(3) Substitute 1.74% in this formula while such loans are in-school, grace or deferment.

     The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans acquired with proceeds of tax-exempt obligations, which rates effectively ensure an overall minimum return of 9.5% on such loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 are not assured of a minimum special allowance payment.

     Federal PLUS and Federal SLS Loans. For Federal PLUS and Federal SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for Federal PLUS Loans" and "Interest Rates for Federal SLS Loans" in this prospectus. Special allowance payments are paid with respect to Federal PLUS Loans made on or after October 1, 1992 only if the rate that would otherwise apply exceeds 10% per annum. For Federal PLUS Loans made after July 1, 1998 and before July 1, 2003, special allowance is paid only if the sum of the 91-day Treasury bill rate determined at an auction held on June 1 of each year plus 3.1% exceeds 9.0%. The portion, if any, of a Federal Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

     The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

     Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments.


                      DESCRIPTION OF THE GUARANTEE AGENCIES

     The student loans in the trust estate will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

     A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

     In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

     Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

     o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

     o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

     o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

     o the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

     o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

     Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

     The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

     The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

     Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

     There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

     Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

     General. A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantees agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

     In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

     United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively


     o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

     o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

     o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

     o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

     o    mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

     Effect of Annual Claims Rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a Federal PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

     The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

                   CLAIMS RATE                      FEDERAL PAYMENT
     -------------------------------------- ------------------------------------
     0% up to 5%............................100%
     5% up to 9%............................100% of claims up to 5%;
     9% and over............................90% of claims 5% and over
                                            100% of claims up to 5%;
                                            90% of claims 5% and over, up to 9%;
                                            80% of claims 9% and over

     The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

     The reduced reinsurance for federal guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

     Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

     o the original principal amount of such loans that have been fully repaid, and

     o the original amount of such loans for which the first principal installment payment has not become due.

Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

     Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

     Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

     A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

     Rehabilitation of Defaulted Loans. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

     Eligibility For Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

     Prior to the 1998 Amendments, a Federal Family Education Loan was considered in to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

     The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

     o    that completed loan applications be processed;

     o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

     o the borrower's responsibilities under the loan be explained to him or her;

     o    the promissory note evidencing the loan be executed by the borrower;
          and

     o that the loan proceeds be disbursed by the lender in a specified manner.

     After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

DIRECT LOANS

     The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary of Education's authority to select additional institutions to achieve balanced school representation.

     The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

     It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

GUARANTEE AGENCIES

     Although SLC Student Loan Trust-I expects that most of the student loans it acquires under the indenture will be guaranteed by the guarantee agencies described in the related prospectus supplement, SLC Student Loan Trust-I may acquire student loans under the indenture which are guaranteed by other guarantee agencies with the approval of the rating agencies.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion, which is based on the advice of counsel to be specified in the prospectus supplement, summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of notes. Except as provided below under "U.S. Federal Income Tax Treatment of Non-U.S. Holders of Notes," this summary deals only with a beneficial owner of the notes that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. HOLDER"). If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes. A "NON-U.S. HOLDER" is a beneficial owner of a note that is not a U.S. Holder.

     This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "CODE"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, insurance companies, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or investors whose functional currency is not the U.S. dollar). Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

TAX CHARACTERIZATION OF THE TRUST.

     In the opinion of Cadwalader, Wickersham & Taft, the trust, which issues one or more classes of notes to investors and all of the equity interests of which are retained by a single beneficial owner, will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with.

     However, if one or more classes of notes are treated as equity rather than indebtedness for federal income tax purposes the trust could be treated as a partnership or publicly traded partnership taxable as a corporation, as described below.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES.

     Treatment of the Notes as Indebtedness. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The Indenture requires the trust and all holders to treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes. Based on a number of factors including certain representations of the trust, certain information provided by the underwriters regarding the student loans to be acquired by the trust, and the assumption that the holders will in fact treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, in the opinion of Cadwalader, Wickersham & Taft, the notes will be treated as indebtedness for U.S. federal income tax purposes. However, because no specific authority exists with respect to the characterization for U.S. federal income tax purposes of securities having terms substantially similar to the notes, the IRS could assert, and a court could ultimately hold, that the notes constitute equity in the trust for U.S. federal income tax purposes. If the notes are treated as equity in, rather than debt of, the trust for U.S. federal tax purposes, there may be adverse tax consequences to a U.S. Holder of the notes. If the notes are treated as equity in the trust, the trust could be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by student loans. An entity-level tax could result in reduced distributions to noteholders and noteholders could be liable for a share of the tax.

     Furthermore, even if the trust is not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from classes of notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, individual holders might be subject to limitations on their ability to deduct their share of trust expenses, and holders would be required to report income from the trust for each of their own taxable years in which the taxable year of the trust ends. In addition, a holder that is a cash basis taxpayer would be required to report income with respect to the trust when it accrues, rather than under the cash method of accounting.

     The trust's characterization of the notes as indebtedness for U.S. federal income tax purposes will be binding on U.S. holders. Except as otherwise indicated, the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal, state and local income and franchise tax purposes.

     Stated Interest. Except as otherwise provided in a related Prospectus Supplement, stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the holder's method of tax accounting).

     Original Issue Discount. If so provided in a related Prospectus Supplement, a note may be issued with original issue discount. A debt instrument has original issue discount to the extent its "stated redemption price at maturity" exceeds its "issue price" (each as defined below) by more than a de minimis amount (generally 0.25% of the security's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment. A note's "stated redemption price at maturity" includes all payments thereon other than payments of "qualified stated interest," and its "remaining stated maturity" at any time is the sum of all future payments to be made thereon other than payments of "qualified stated interest." Except as otherwise provided in a related Prospectus Supplement, all stated interest on the notes will be treated as qualified stated interest. The term "issue price" generally means the price (including any pre-issuance accrued interest) at which a substantial portion of such debt instruments was first sold to investors.

     U.S. Holders generally will be required to include non-de minimis original issue discount on the notes in income as it accrues, without regard to the timing of receipt of the cash attributable to such income or to the U.S. Holder's method of accounting. Such discount would accrue under a constant yield method based on the original yield to maturity of the instrument calculated by reference to its issue price.

     If a U.S. Holder is considered to purchase a note issued with original issue discount at a price that exceeds its "adjusted issue price" (as defined below), such holder may reduce its original issue discount income by the proportion of the aggregate amount of original issue discount remaining to be accrued as of the time of the purchase that is represented by such excess. No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity. The "adjusted issue price" of notes at any time is the sum of their issue price and the amount of previously accrued original issue discount, reduced by the sum of all prior payments of amounts other than qualified stated interest.

     Premium and Market Discount. In the event that the notes are considered to be purchased by a U.S. Holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective U.S. Holders should consult their tax advisors regarding the amortization of bond premium.

     In the event notes are considered to be purchased by a U.S. Holder at a price that is lower than their remaining stated redemption price at maturity, or in the case of notes issued with original issue discount, their adjusted issue price, by more than a de minimis amount (generally 0.25% of their remaining stated redemption price at maturity multiplied by the number of remaining years to its maturity, based on the anticipated weighted average life of the securities and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment, the notes will be considered to have "market discount" in the hands of such U.S. Holder. In that event, unless the U.S. Holder elects to include such market discount in income as it accrues, gain realized by the U.S. Holder on the sale or retirement of the notes will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the note unless the U.S. Holder elected to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS. In general terms, market discount on notes will accrue ratably over the term of such notes or, at the election of the holder, under a constant yield method.

     Tax Basis. A U.S. Holder's initial tax basis in the notes will equal the purchase price, and generally will be increased by any amounts of original issue discount or market discount includible in income with respect thereto, and reduced by any payments other than qualified stated interest and any amortized premium with respect thereto.

     Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the notes and the U.S. Holder's tax basis in the notes.

     Except as discussed above with respect to market discount, gain or loss recognized by a U.S. Holder in respect of the sale, exchange, redemption or other disposition of notes generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder is treated as having held the notes for more than one year at the time of such disposition. The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

TAX-EXEMPT ORGANIZATIONS.

     Except as otherwise provided in a related Prospectus Supplement, income or gain from the notes held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the notes are not "debt financed" property.

FOREIGN INVESTORS.

     Generally, a Non-U.S. Holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a debt instrument unless such Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is U.S. trade or business income. If the gain is U.S. trade or business income, Non-U.S. Holders will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, and Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income as well.

     Non-U.S. Holders will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if (1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, and (2) the Non-U.S. Holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the Issuer, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers.

BACKUP WITHHOLDING AND INFORMATION REPORTING.

     Backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a note by, a U.S. Holder. Backup withholding will apply only if (i) the U.S. Holder fails to furnish its Taxpayer Identification Number to the payor in the manner required,
(ii) the IRS notifies the payor that the U.S. Holder has furnished an incorrect Taxpayer Identification Number, (iii) the IRS notifies the payor that the U.S. Holder has failed to report properly payments of interest and dividends or (iv) under certain circumstances, the U.S. Holder fails to certify, under penalty of perjury, that it has both furnished a correct Taxpayer Identification Number and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

STATE, LOCAL AND FOREIGN TAXES.

     Noteholders may be subject to state, local or foreign taxes with respect to an investment in the notes. Prospective investors are urged to consult their tax advisors with respect to the state, local and foreign tax consequences of an investment in the notes.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

     The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of SLC Student Loan Trust-I. The DOL has promulgated regulations set forth at 29 CFR ss. 2510.3-101 (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

     Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the registered owners at any time, there can be no assurance that the notes will qualify for this exemption.

     The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as otherwise specified with respect to a Series in the related prospectus supplement, the notes are intended to represent debt of SLC Student Loan Trust-I for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a class of notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of the Trust will not be characterized as "plan assets" under the Regulations. The related prospectus supplement will set forth whether any class of notes may be purchased by Plans or governmental or church plans subject to Similar Law.

     Without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if SLC Student Loan Trust-I or any of their respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that SLC Student Loan Trust-I or any of their respective affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).

     Any ERISA Plan fiduciary considering whether to purchase notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code. Fiduciaries of plans subject to Similar Law should make a similar determination.


                              PLAN OF DISTRIBUTION

     SLC Student Loan Trust-I may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, SLC Student Loan Trust-I may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. SLC Student Loan Trust-I intends that notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the notes may be made through a combination of such methods.

     The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

     In connection with the sale of the notes, underwriters may receive compensation from SLC Student Loan Trust-I or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from SLC Student

Loan Trust-I and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from SLC Student Loan Trust-I will be described, in the applicable prospectus supplement.

     Under agreements which may be entered into by SLC Student Loan Trust-I, the underwriters and agents who participate in the distribution of the notes may be entitled to indemnification by SLC Student Loan Trust-I against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

     If so indicated in the prospectus supplement, SLC Student Loan Trust-I will authorize underwriters or other persons acting as SLC Student Loan Trust-I's agents to solicit offers by certain institutions to purchase the notes from SLC Student Loan Trust-I pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by SLC Student Loan Trust-I. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

     The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.


                                  LEGAL MATTERS

     The validity of the notes will be passed upon by Cadwalader, Wickersham & Taft as counsel to the trust, the depositor and the seller and servicer. Other counsel, if any, passing upon legal matters for SLC Student Loan Trust-I or any placement agent or underwriter will be identified in the related prospectus supplement.


                                     RATINGS

     It is a condition to the issuance of the notes that notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for each class of notes will be described in the related prospectus supplement.

     A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes. The rating does not address any expected schedule of principal repayments other than repayment of principal on the final maturity date. There is no assurance that the ratings initially assigned to any notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file annual, quarterly and special reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus until the termination of the offering of the notes or if later, and so long as market making transactions of Salomon Smith Barney Inc., an affiliate of The Student Loan Corporation with respect to the notes are not exempt from registration provisions of the Securities Act, the end of any period of such market making transactions.

     We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to SLC Student Loan Trust-I, at 750 Washington Boulevard, 9th Floor, Stamford, CT 06901, or by phone at (203) 975-6112.

     You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available. Our parent company maintains a web site that provides information concerning our company at http://www.ufscorp.com.


                                GLOSSARY OF TERMS

     Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

          "Auction Date" means, with respect to any class of auction rate securities, the date specified in the related prospectus supplement, and thereafter, the business day immediately preceding the first day of each auction period for each respective class, other than:

          (a) each auction period commencing after the ownership of the applicable auction rate securities is no longer maintained in book-entry form by the securities depository;

          (b) each auction period commencing after and during the continuance of a payment default; or

          (c) each auction period commencing less than the applicable number of business days after the cure or waiver of a payment default.

     "Book-Entry Form" or "Book-Entry System" means a form or system under which
(a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the notes of the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

     "Commercial Paper Rate (90-day)" shall mean the rate determined at the end of each calendar quarter using the daily average of that quarter's bond equivalent 3-Month Financial Commercial Paper rates. The daily bond equivalent rates are calculated from the 3-Month Financial Commercial Paper discount rates published in the Federal Reserve's H.15 report. On weekends, holidays, and any other day when no H.15 rates are available, the rate from the most recent published date is used.

          "Derivative Product" shall mean a written contract or agreement between SLC Student Loan Trust-I and a counterparty, which provides that SLC Student Loan Trust-I's obligations thereunder will be conditioned on the absence of (i) a failure by the counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the counterparty, and:

          (a) under which SLC Student Loan Trust-I is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified derivative payment dates, SLC Student Loan Trust-I derivative payments in exchange for the counterparty' s obligation to pay (whether on a net payment basis or otherwise), or to cause to be paid, to SLC Student Loan Trust-I, reciprocal payments on one or more scheduled and specified derivative payment dates in the amounts set forth in the derivative product;

          (b) for which SLC Student Loan Trust-I's obligation to make derivative payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of SLC Student Loan Trust-I's outstanding notes and which derivative payments may be equal in priority with any priority classification of SLC Student Loan Trust-I's outstanding notes; and (c) under which reciprocal payments are to be made directly to the indenture trustee for deposit into the Revenue Fund.

     "Event of Bankruptcy" shall mean:

          (a) SLC Student Loan Trust-I shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or

          (b) an involuntary case or other proceeding shall have been commenced against SLC Student Loan Trust-I seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

     "Federal Reimbursement Contracts" shall mean the agreements between the guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

      "Funds" shall mean the funds created under Section 5.01 of the indenture and held by the indenture trustee, including the Acquisition Fund, the Revenue Fund and the Reserve Fund.

     "Guarantee" or "Guaranteed" shall mean, with respect to student loan, the insurance or guarantee by the guarantee agency pursuant to such guarantee agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guarantee agency for payments made by it on defaulted student loans insured or guaranteed by the guarantee agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

     "Guarantee Agreements" shall mean a guaranty or lender agreement between the indenture trustee and any guarantee agency, and any amendments thereto.

     "Guarantee agency" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the indenture trustee maintains a guarantee agreement.

     "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

      "Indenture" shall mean the indenture of trust between SLC Student Loan Trust-I and Bankers Trust Company, as indenture trustee, including all supplements and amendments thereto.

     "Treasury Bill Rate" shall mean the bond equivalent yield for auctions of 91-day United States Treasury Bills on the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week.

                            [outside back cover page]


                               $------------------

                            SLC STUDENT LOAN TRUST-I
                                     Issuer



                         STUDENT LOAN ASSET-BACKED NOTES
                                   SERIES ____




--------------------------------------------------------------------------------

                    P R O S P E C T U S  S U P P L E M E N T

--------------------------------------------------------------------------------


                             [SALOMON SMITH BARNEY]
                                   UNDERWRITER

                                     --,----

            YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

            WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

            WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

            UNTIL __________ __, ____, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        [end of outside back cover page]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth the expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the notes offered hereunder.*

SEC registration fee......................................       $ 27,600
Accounting fees and expenses.............................          85,000
Legal fees and expenses..................................         150,000
Printing costs...........................................          30,000
Trustee's fees...........................................          15,000
Rating Agency fees.......................................         265,000
Miscellaneous............................................          27,400
                                                          --------------------
         Total...........................................        $600,000

-------------------

* Estimates based on the offering of a single series of notes offered in the aggregate principal amount of $300,000,000.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article IV of the depositor's charter provides for the indemnification of directors or officers, in accordance with the by-laws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article X of the by-laws of the depositor provides that the depositor shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the depositor or any subsidiary or constituent corporation or served any other enterprise at the request of the depositor against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

ITEM 16.  EXHIBITS.

            The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.  Description
1.1          --Form of Underwriting Agreement*
3.1          --Articles of Incorporation of SLC Student Loan Receivables I, Inc.**
3.2          --By-Laws of SLC Student Loan Receivables I, Inc.**
4.1          --Form of Indenture**
4.2          --Form of Eligible Lender Trust Agreement (Issuer)*
4.3          --Form of Eligible Lender Trust Agreement (Depositor)*
4.4          --Delaware Statutory Business Trust Agreement**
4.5          --Proposed Amended and Restated Delaware Statutory Business Trust Agreement *
5.1          --Opinion of Cadwalader, Wickersham & Taft with respect to legality*
8.1          --Opinion of Cadwalader, Wickersham & Taft with respect to tax matters*
23.1         --Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.1)*
23.2         --Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8.1)*

Exhibit No.  Description
24.1         --Power of Attorney **
25.1         --Statement of Eligibility of Bankers Trust Company, Trustee on Form T-1**
99.1         --Form of Loan Sale and Contribution Agreement (Depositor)*
99.2         --Form of Loan Sale and Contribution Agreement (Issuer)*
99.3         --Form of Servicing Agreement*
99.4         --Form of Sub-Servicing Agreement*
99.5         --Proposed Administration Agreement*
99.6         --Form of Custody Agreement*
99.7         --Form of Broker-Dealer Agreement*
99.8         --Form of Auction Agent Agreement*

*     Filed herewith.

**    Previously filed.


ITEM 17.  UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

            The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 15, 2002.





                                         SLC STUDENT LOAN RECEIVABLES I, INC.,
                                            as depositor of SLC Student Loan
                                            Trust-I and Co-Registrant on behalf
                                            of SLC Student Loan Trust-I as
                                            Co-Registrant




                                        By: /s/ Yiannis Zographakis
                                            ------------------------------------
                                            Yiannis Zographakis
                                            Chief Executive Officer and Director




            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                        TITLE                               DATE
                   ---------                                        -----                               ----
   /s/ Yiannis Zographakis                       Chief Executive Officer and Director          February 15, 2002
-----------------------------------------------  (Principal Executive Officer)
Name:  Yiannis Zographakis


   /s/ Steven J. Gorey                           Chief Financial Officer and Director          February 15, 2002
-----------------------------------------------  (Principal Financial and Accounting Officer)
 Name:  Steven J. Gorey


  /s/ Catherine Birch                            Director                                      February 15, 2002
-----------------------------------------------
Name:  Catherine Birch

                                  EXHIBIT INDEX

Exhibit No.  Description

1.1          --Form of Underwriting Agreement*
3.1          --Articles of Incorporation of SLC Student Loan Receivables I, Inc.**
3.2          --By-Laws of SLC Student Loan Receivables I, Inc.**
4.1          --Form of Indenture**
4.2          --Form of Eligible Lender Trust Agreement (Issuer)*
4.3          --Form of Eligible Lender Trust Agreement (Depositor)*
4.4          --Delaware Statutory Business Trust Agreement**
4.5          --Proposed Amended and Restated Delaware Statutory Business Trust Agreement *
5.1          --Opinion of Cadwalader, Wickersham & Taft with respect to legality*
8.1          --Opinion of Cadwalader, Wickersham & Taft with respect to tax matters*
23.1         --Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.1)*
23.2         --Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8.1)*
24.1         --Power of Attorney**
25.1         --Statement of Eligibility of Bankers Trust Company, Trustee on Form T-1**
99.1         --Form of Loan Sale and Contribution Agreement (Depositor)*
99.2         --Form of Loan Sale and Contribution Agreement (Issuer)*
99.3         --Form of Servicing Agreement*
99.4         --Form of Sub-Servicing Agreement*
99.5         --Proposed Administration Agreement*
99.6         --Form of Custody Agreement*
99.7         --Form of Broker-Dealer Agreement*
99.8         --Form of Auction Agent Agreement*

*        Filed herewith.

**       Previously filed.